Exhibit 10.2

Execution Version

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

dated as of

March 14, 2025

among

WALKER & DUNLOP, INC.,
as Borrower,

Certain Subsidiaries of WALKER & DUNLOP, INC.,

each as a Subsidiary Guarantor,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

TABLE OF CONTENTS

-i-

-ii-

Exhibits

Form of:

Exhibit I	Supplement
Exhibit II	Grant of Security Interest in United States Trademarks
Exhibit III	Grant of Security Interest in United State Patents
Exhibit IV	Grant of Security Interest in United States Copyrights
Exhibit V	Fannie Mae Agency Consent
Exhibit VI	Freddie Mac Agency Consent
Exhibit VII	Applicable Investor Agency Consent

Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Pledged Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims
Schedule V	Deposit Accounts
Schedule V.2	Excluded Accounts
Schedule VI	Securities Accounts

-iii-

This AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 14, 2025, among Walker & Dunlop, Inc., a Maryland corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party hereto (each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Credit Parties” and sometimes, each such party, individually, a “Credit Party”) and JPMorgan Chase Bank, N.A., on behalf of itself and the other Lenders as the Administrative Agent (as defined and otherwise described in the Credit Agreement and so referred to herein).

The Borrower, the Guarantors (as defined in the Original Credit Agreement (as hereinafter defined)) from time to time party thereto, the Lenders (as defined in the Original Credit Agreement) from time to time party thereto, JPMorgan Chase Bank, N.A., in its capacity as administrative agent, and the other agents, arrangers and financial institutions party thereto are party to that certain Credit Agreement, dated as of December 16, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified as of the date hereof, the “Original Credit Agreement”).

In connection with the Original Credit Agreement, the Borrower and certain of its Subsidiaries entered into that certain Guarantee and Collateral Agreement, dated as of December 16, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified as of the date hereof, the “Existing Guarantee and Collateral Agreement”), in favor of the Administrative Agent.

Reference is made to the Amended and Restated Credit Agreement, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the lenders party thereto and the lenders who may become party thereto pursuant to the terms thereof (each, a “Lender” and, collectively, the “Lenders”) and the Administrative Agent, which amends and restates in its entirety the Original Credit Agreement. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit and for the Issuing Banks to issue Letters of Credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Cash Management Banks’ agreement to enter into and/or maintain one or more Secured Cash Management Agreements and the Hedge Banks’ agreement to enter into and/or maintain one or more Secured Hedge Agreements are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement, which amends and restates in its entirety the Existing Guarantee and Collateral Agreement, in order to induce the Lenders and the other Secured Parties to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE 1.
DEFINITIONS

Section 1.01             Credit Agreement.

(a)            Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings specified in the Credit Agreement. All terms defined in the UCC and not defined in this Agreement have the meanings specified therein.

(b)            The rules of construction specified in the Credit Agreement also apply to this Agreement, mutatis mutandis.

Section 1.02             Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Credit Party under, with respect to, or on account of, any account receivable.

“Administrative Agent” has the meaning specified in the introductory paragraph herein.

“Agency Consent” means, (i) with respect to the Fannie Mae Agreements, an acknowledgment agreement acknowledging and consenting to the Loans and Commitments in substantially the form of Exhibit V hereto, (ii) with respect to the Freddie Mac Agreements, an acknowledgment agreement acknowledging and consenting to the Loans and Commitments substantially the form of Exhibit VI.1 hereto and related certificate of amendment in substantially the form of Exhibit VI.2 hereto and (iii) with respect to any applicable Investor Agreements that are Material Contracts, to the extent required, an acknowledgment agreement acknowledging and consenting to the Loans and Commitments in substantially the form of Exhibit VII.

“Agency Loans” means the Fannie Mae Loans, the Freddie Mac Loans, the FHA/HUD Loans and the Ginnie Mae Loans, as applicable.

“Agency Mortgage Loan Transactions” means (a) the purchase or funding of Mortgage Loans (or participations therein) by WDLLC or, as may be applicable, WD Capital, respectively, that are subject to unconditional purchase commitments from an Agency, or, to the extent an Agency has committed to insure or guaranty such Mortgage Loans, other Investors, in its sole discretion, and (b) the related rights of WDLLC or, as may be applicable, WD Capital to originate, purchase, hold, sell and service such Mortgage Loans.

“Agency Requirements” means any and all requirements of any Agency that are applicable to any Agency Loan (and/or the origination, sale, commitment to insure or guarantee, and/or servicing thereof), including the requirements set forth in the Agency Agreements, as such requirements may have been waived and/or modified with the written or electronic approval of the applicable Agency.

“Ancillary Income” means all amounts payable to a Credit Party pursuant to a Collateral Transaction Document, other than the Servicing Fees, and specifically including, without limitation, beneficiary statement charges, late charge fees, default interest, assignment fees, assumption fees, modification fees, release fees, insufficient funds check charges, amortization schedule fees, interest and earnings on permitted investments from escrow and custodial accounts and all other incidental fees and charges related to such accounts, amendment fees, consent fees, extension fees, loan service transaction fees, demand fees, subordinate financing fees, transfer fees, servicing maintenance prepayment fees, additional servicing fees and similar items.

“Article 8 Matter” has the meaning specified in Section 3.05.

“Article 9 Collateral” has the meaning specified in Section 4.01(a).

“ASAP Plus Agreement” means, singly and collectively: (i) with respect to CWC, (1) that certain Multifamily As Soon As Pooled Plus Agreement dated as of May 16, 2008 between CWC, as lender, and Fannie Mae to allow CWC to deliver to Fannie Mae certain closed and funded multifamily mortgage loans (either to be securitized or sold to Fannie Mae as whole loans) from time to time under the Fannie Mae Delegated Underwriting and Servicing Program, and (2) that certain Multifamily As Soon As Pooled Agreement dated as of May 1, 2009 between CWC, as lender, and Fannie Mae to allow CWC to deliver to Fannie Mae certain closed and funded multifamily mortgage loans and to assign a designated forward trade for the delivery of mortgage-backed securities to Fannie Mae or a third party and (ii) with respect to WDLLC, (1) ASAP Plus with WDLLC dated February 3, 2009, (2) ASAP Sale with WDLLC dated February 3, 2009, (3) ASAP Plus Amendment with WDLLC dated June 29, 2011, and (4) Second Amendment to ASAP Plus Agreement with WDLLC dated December 27, 2011.

“Collateral” means Article 9 Collateral and Pledged Securities.

“Collateral Transaction Document” means any pooling and servicing agreement, securitization servicing agreement, sale and servicing agreement, servicing agreement, transfer and servicing agreement, seller/servicer or securities issuer guide or handbook, sub-servicing agreement, trust agreement, indenture, collateral management agreement, collateral administration agreement, disposition consultation agreement and other agreement (in each case, howsoever denominated) pursuant to which any Credit Party is the servicer, master servicer, primary servicer or special servicer (or similar role, however denominated) of Mortgage Loans for and on behalf of an MBS Trust, Agency, or other Investor or a collateral manager, collateral administrator or disposition consultant (or similar role, however denominated), each as may be amended, modified or supplemented from time to time.

“Contract Rights” means all rights of any Credit Party under each Contract, including, without limitation, (a) any and all rights to receive and demand payments under any or all Contracts, (b) any and all rights to receive and compel performance under any or all Contracts and (c) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” means, with respect to any Credit Party, all contracts, agreements, instruments and indentures in any form and portions thereof, to which such Credit Party is a party or under which such Credit Party or any property of such Credit Party is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (a) all rights of such Credit Party to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Credit Party to damages arising thereunder, and (c) all rights of such Credit Party to perform and to exercise all remedies thereunder.

“Control” means (a) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC and (b) in the case of any Securities Account, “control,” as such term is defined in Section 8-106 of the UCC.

“Control Agreements” means, collectively, the Deposit Account Control Agreements and the Securities Account Control Agreements.

“Copyright License” means any agreement now or hereafter in existence naming any Credit Party as licensor or licensee, including, without limitation, those listed on Schedule III, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means, collectively, all of the following of any Credit Party: (a) all copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, including, without limitation, those listed on Schedule III hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Credit Agreement” has the meaning specified in the preliminary statement of this Agreement.

“Credit Agreement Default” has the meaning specified in Section 8.01(b)(i) and Section 8.02(b)(i), respectively and as applicable.

“Credit Party” has the meaning specified in the preliminary statement of this Agreement.

“Delivery Date” means, as of any date of determination, the immediately succeeding date on which financial statements are delivered pursuant to Article VIII of the Credit Agreement.

“Deposit Account Control Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower establishing the Administrative Agent’s Control with respect to any Deposit Account required to be subject to a Control Agreement by this Agreement.

“Deposit Accounts” means, collectively, with respect to each Credit Party, (a) all “deposit accounts” as such term is defined in the UCC and in any event shall include the accounts listed on Schedule V hereof and all accounts and sub-accounts relating to any of the foregoing accounts and (b) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (a) of this definition.

“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the security interest granted in such Collateral, and in each case, in form and substance satisfactory to the Administrative Agent.

“Enforcement Actions Respecting Fannie Mae Collateral” has the meaning specified in Section 8.01(a)(iii).

“Enforcement Actions Respecting Freddie Mac Collateral” has the meaning specified in Section 8.02(a)(iii).

“Excluded Accounts” has the meaning specified in Section 4.07(c). As of the Closing Date, Schedule V.2 attached hereto identifies each of the Excluded Accounts.

“Excluded Assets” has the meaning specified in Section 4.01(a), and includes, without limitation, the Excluded Property.

“Excluded Freddie Mac-Related Assets” has the meaning specified in Section 8.02(a)(i).

“Excluded Property” means (a) the Excluded Accounts other than any accounts specified in clause (A) of the definition thereof, (b) Permitted Funding Collateral, (c) all amounts in respect of Agency loss and risk sharing reserves (whether subject to Liens or use restrictions), and (d) all assets excluded from the Lien granted to the Administrative Agent hereunder pursuant to Article 8.

“Fannie Mae Collateral” has the meaning specified in Section 8.01(a)(i).

“Fannie Mae Designated Loans” has the meaning specified in Section 8.01(a)(i).

“Fannie Mae Disposition Period” has the meaning specified in Section 8.01(a)(viii).

“Fannie Mae Guide” means the Fannie Mae Multifamily Selling and Servicing Guide, the Fannie Mae Delegated Underwriting and Servicing Guide, the Fannie Mae Negotiated Transactions Guide, and the Fannie Mae Multifamily Program Rules, including any exhibits, appendices or other referenced forms, as any of the foregoing are amended, modified, supplemented, restated or superseded from time to time, as the context and Fannie Mae Agreements require.

“Fannie Mae Loans” means each of the Mortgage Loans serviced by WDLLC or, as may be applicable, WD Capital on behalf of Fannie Mae.

“Fannie Mae Notice of Default” has the meaning specified in Section 8.01(b)(i).

“Fannie Mae Program Assets” has the meaning specified in Section 8.01(a)(vi).

“Fannie Mae Security Interest” has the meaning specified in Section 8.01(a)(i).

“Federal Securities Laws” has the meaning specified in Section 5.04.

“FHA/HUD Guide” means each guide used by FHA and HUD, respectively, applicable to the FHA/HUD Loans, as may be amended, restated, supplemented or otherwise modified from time to time.

“FHA/HUD Loan” means a Mortgage Loan that is insured or co-insured and/or otherwise guaranteed by FHA and/or HUD.

“Freddie Mac CME Securitization” means the pooling of Mortgage Loans held by Freddie Mac into a real estate mortgage investment conduit pursuant to which WDLLC or, as may be applicable, WD Capital, respectively, retains servicing responsibilities.

“Freddie Mac Collateral” has the meaning specified in Section 8.02(a)(i).

“Freddie Mac Designated Loans” has the meaning specified in Section 8.02(a)(i).

“Freddie Mac Guide” means the Freddie Mac Multifamily Seller/Servicer Guide (including, as applicable, the Freddie Mac Delegated Underwriting for Targeted Affordable Housing Guide), as may be amended, restated, supplemented or otherwise modified from time to time. All references to “Guide” (including the Freddie Mac Guide herein) or in any of the other Loan Documents shall be to the Guide as in effect at any and all times relevant hereto. All references herein or in any of the other Loan Documents to particular chapters or sections of the Guide shall be to the chapters or sections of the Guide, as in effect at such times, that correspond to the referenced chapters or sections of the Guide in effect on the date hereof.

“Freddie Mac Loans” means each of the Mortgage Loans serviced by WDLLC or, as may be applicable, WD Capital for or on behalf of Freddie Mac or a Freddie Mac CME Securitization.

“Freddie Mac Notice of Default” has the meaning specified in Section 8.02(b)(i).

“Freddie Mac Program Assets” has the meaning specified in Section 8.02(b)(iv).

“Freddie Mac Security Interest” has the meaning specified in Section 8.02(a)(i).

“Ginnie Mae Collateral” has the meaning specified in Section 8.03(a).

“Ginnie Mae Designated Loans” has the meaning specified in Section 8.03(a).

“Ginnie Mae Guide” means Ginnie Mae Mortgage-Backed Securities Guide, as may be amended, restated, supplemented or otherwise modified from time to time.

“Ginnie Mae Loans” means each of the Mortgage Loans serviced by WDLLC or, as may be applicable, WD Capital under the Ginnie Mae Agreements.

“Ginnie Mae Program Assets” has the meaning specified in Section 8.03(e).

“Ginnie Mae Security Interest” has the meaning specified in Section 8.03(a).

“Guaranteed Obligations” has the meaning specified in Section 2.01(a).

“Guide” means, singly and collectively, as may be applicable from time to time, each Fannie Mae Guide, each Freddie Mac Guide, each Ginnie Mae Guide, each FHA/HUD Guide, and, as may be applicable, any guide pertaining to any Investor Agreements.

“Income” means, (a) with respect to the Agency Collateral and MSR Assets, all Servicing Fees, Ancillary Income and any excess servicing rights or retained yield and any and all other income that may be related to servicing activities that is payable to a Credit Party under the applicable Collateral Transaction Documents; and (b) with respect to any MBS Trust, as may be applicable, any and all payments, distributions and other income payable to any Credit Party in its capacity as the holder of any class of securities in such MBS Trust, as the case may be.

“Intellectual Property” means all of the Credit Parties’ rights and interests in intellectual and similar property of any such Credit Party of every kind and nature now owned or hereafter acquired by any such Credit Party, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, provided that software shall not include “off-the-shelf,” “shrink wrap,” “click-through,” “click-wrap,” or other commercially available software, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Investor” means, with respect to each Collateral Transaction Document, the MBS Trust, Agency or other investor for which the applicable Credit Party provides services thereunder.

“Investor Loans” means each of the Mortgage Loans serviced by WDLLC or, as may be applicable, WD Capital on behalf of an Investor.

“JPMorgan” means JPMorgan Chase Bank, N.A.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Credit Party is a party, including those listed on Schedule III.

“MBS Trust” means any of the trusts or trust estates in which any Mortgage Loan, being serviced or specially serviced by a Credit Party pursuant to the terms and provisions of the applicable Collateral Transaction Documents, are held by the related trustee.

“Mortgage Loans” means any and all Mortgage Loans (as defined in the Credit Agreement) or real property acquired by the related MBS Trust that is serviced or specially-serviced by WDLLC or, as may be applicable, WD Capital pursuant to a Collateral Transaction Document or otherwise on account of any other Agency Mortgage Loan Transaction.

“MSR Assets” means all rights, title and interests of the applicable Credit Party in its capacity as servicer, primary servicer, master servicer or special servicer (or similar capacity, howsoever denominated), as applicable, in, to and under the related Collateral Transaction Document and/or Servicing Contracts, whether now or hereafter existing, acquired or created, whether or not yet accrued, earned, due or payable, as well as all other present and future right and interest under such Collateral Transaction Document and/or Servicing Contracts, including, without limitation: (a) the rights to service or special service, as applicable, the related Mortgage Loans; (b) the right to receive compensation (whether direct or indirect) for such servicing or special servicing, as applicable, including the right to receive and retain the Servicing Fee and all other Income, as applicable; (c) the right to hold and administer related custodial accounts, escrow accounts, reserve accounts and any other accounts and the right to hold, administer and, if applicable, receive earnings on the funds and investments related to any such accounts and the related servicing file arising from or connected to the servicing or special servicing of the related Mortgage Loans under such Collateral Transaction Document and/or Servicing Contract; (d) all rights, powers and privileges incidental to the foregoing, together with all tiles, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, accounting records and other books and records relating thereto; and (e) the nonexclusive right to use (in common with such Credit Party) such Credit Party’s operating systems to manage and administer the Mortgage Loans and any of the data and information related thereto, or that otherwise relates to the Mortgage Loans, together with the media on which the same are stored to the extent stored with material information or data that relates to property other than the Mortgage Loans, and such Credit Party’s rights to access the same, whether exclusive or nonexclusive, to the extent that such access rights may lawfully be transferred or used by such Credit Party’s assignees or designees, and any computer programs that are owned by such Credit Party (or licensed to such Credit Party under licenses that may lawfully be transferred or used by such Credit Party’s assignees or designees) and that are used or useful to access, organize, input, read, print or otherwise output and otherwise handle or use such information and data.

“Negative Pledge” means an agreement by a Person with any other Person not to create, incur, assume, or suffer to exist any Lien upon any of its property, assets or revenues, however characterized for UCC or other purposes.

“Partnership/LLC Agreement” has the meaning specified in Section 3.08.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Credit Party or that any such Credit Party otherwise has the right to license, is in existence, or granting to any such Credit Party any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any such Credit Party under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Credit Party: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III; and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means the Perfection Certificate provided by each Credit Party to the Administrative Agent on the Closing Date and each additional Perfection Certificate, as and to the extent required hereunder.

“Pledged Debt” has the meaning specified in Section 3.01.

“Pledged Equity Interests” has the meaning specified in Section 3.01.

“Pledged Securities” has the meaning specified in Section 3.01.

“Qualified ECP Guarantor” has the meaning specified in Section 2.08.

“Representative” has the meaning specified in Section 5.02(d).

“Retention of Fannie Mae Program Assets” has the meaning specified in Section 8.01(a)(vi).

“Retention of Freddie Mac Program Assets” has the meaning specified in Section 8.02(b)(iv).

“Securities Account” means, collectively, with respect to each Credit Party, (a) all “securities accounts” as such term is defined in the UCC and, (b) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (a) of this definition.

“Securities Account Control Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower establishing the Administrative Agent’s Control with respect to any Securities Account required to be subject to a Control Agreement by this Agreement.

“Security Interest” has the meaning specified in Section 4.01(a).

“Servicing Contracts” has the meaning specified in the Credit Agreement and includes, without limitation, those Servicing Contracts comprising Agency Agreements.

“Servicing Fees” means, with respect to Agency Collateral and MSR Assets pledged hereunder, any and all servicing fees, primary servicing fees, master servicing fees, loss sharing fees, termination fees, special servicing fees, workout fees, liquidation fees, principal recovery fees and/or standby fees that are payable to a Credit Party under the related Collateral Transaction Documents or Servicing Contracts, as applicable.

“Specified Fannie Mae Enforcement Actions” has the meaning specified in Section 8.01(a)(viii).

“Specified Guarantee” has the meaning specified in Section 8.01(c).

“Specified Guarantors” has the meaning specified in Section 8.01(c).

“Specified Ownership Interest Pledge” has the meaning specified in Section 8.01(b).

“Specified Pledged Entities” has the meaning specified in Section 8.01(b).

“Specified Pledged Equity Interests” has the meaning specified in Section 8.01(b).

“Specified Sale of Fannie Mae Program Assets” has the meaning specified in Section 8.01(a)(vi).

“Specified Sale of Freddie Mac Program Assets” has the meaning specified in Section 8.02(b)(iv).

“Specified Sale of Ginnie Mae Program Assets” has the meaning specified in Section 8.03(e).

“Subsidiary Guarantor(s)” has the meaning specified in the preliminary statement of this Agreement.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Credit Party or that any such Credit Party otherwise has the right to license, or granting to any such Credit Party any right to use any trademark now or hereafter owned by any third party, and all rights of any such Credit Party under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, service marks, trade names, domain names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III; and (b) all goodwill associated therewith or symbolized thereby. Notwithstanding the foregoing, “Trademarks” shall not include “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed).

“Voting Equity Interests” of any Person means all classes of Equity Interests of such Person entitled to vote.

Section 1.03             Effect of this Agreement. This Agreement amends and restates in its entirety the Existing Guarantee and Collateral Agreement. Nothing in this Agreement is intended by any party, or may be construed by any party, to affect the continuing guarantees provided by or the priority of the Liens granted by any Credit Party under the Existing Guarantee and Collateral Agreement, as amended and restated by this Agreement, and nothing herein shall impair or adversely affect the continuation of the liability of the Credit Parties for the guarantees, obligations or the security interests and Liens heretofore provided, granted, pledged or assigned to the Administrative Agent for itself and the benefit of the applicable Secured Parties pursuant to the Existing Guarantee and Collateral Agreement. The guarantees provided for and the Liens and security interests of the Administrative Agent of the Credit Parties granted under the Existing Guarantee and Collateral Agreement shall not be impaired, extinguished or released hereby and shall be deemed to be continuously provided, granted and perfected, as applicable, from the earliest date such guarantee was provided or such Liens and security interests were granted and perfected and shall remain in full force and effect and in furtherance of the foregoing, and each Credit Party party to the Existing Guarantee and Collateral Agreement hereby reaffirms, renews and brings forward the guarantees provided by and the security interests granted by such Credit Party pursuant thereto. Without limiting the generality of the foregoing, each Credit Party hereby acknowledges that all of the obligations under the Revolving Credit Loans, the Revolving Credit Commitments, the Swingline Loans, the Swingline Commitments, the LC Exposures and the Letters of Credit constitute “Guaranteed Obligations” and “Secured Obligations”. This Agreement shall not constitute a novation of the Existing Guarantee and Collateral Agreement or any of the obligations or security interests granted thereunder. To the extent applicable, the Credit Party hereby acknowledge, confirm and agree that any financing statements or other instrument under any applicable law covering all or any part of the collateral previously filed in favor of the Administrative Agent are in full force and effect as of the date hereof and each Credit Party hereby ratifies its authorization for the Administrative Agent to file in any relevant jurisdictions any such financing statement or other instrument relating to all or any part of the collateral if filed prior to the date hereof. All references to the Existing Guarantee and Collateral Agreement in any Loan Document (other than this Agreement) or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

ARTICLE 2.
GUARANTEE

Section 2.01             Guarantee.

(a)            Each of the Credit Parties hereby, jointly and severally, unconditionally and irrevocably, guarantees and reaffirms and confirms its guarantee provided pursuant to the Existing Guarantee and Collateral Agreement as a primary obligor and not merely as a surety to the Administrative Agent, for the ratable benefit of the Secured Parties, and to the Secured Parties and their respective permitted successors, endorsees, transferees and assigns the prompt and complete payment and performance when due and payable (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations, whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against any Credit Party, whether or not discharged, stayed or otherwise affected by any Debtor Relief Law or proceeding thereunder, whether created directly with the Administrative Agent or any other Secured Party or acquired by the Administrative Agent or any other Secured Party through assignment or endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all of the foregoing being hereafter collectively referred to as the “Guaranteed Obligations”).

(b)            Anything herein or in any of the other Loan Documents to the contrary notwithstanding, the maximum liability of each Credit Party with respect to the Guaranteed Obligations (or any other obligations of such Credit Party to the Secured Parties) hereunder (including proceeds of Collateral of such Credit Party applied hereunder) shall in no event exceed the amount that can be guaranteed by such Credit Party under Applicable Law, including Debtor Relief Laws; provided that, to the maximum extent permitted under Applicable Law, it is the intent of the parties hereto that the rights of contribution of each Credit Party provided in Section 6.02 below be included as an asset of the respective Credit Party in determining the maximum liability of such Credit Party hereunder. To that end, but only in the event and to the extent that after giving effect to Section 6.02, such Credit Party’s obligations with respect to the Guaranteed Obligations (or any other obligations of such Credit Party to the Secured Parties) or any payment made pursuant to such Guaranteed Obligations (or any other obligations of such Credit Party to the Secured Parties) would, but for the operation of the first sentence of this Section 2.01(b), be subject to avoidance or recovery in any such proceeding under Debtor Relief Laws after giving effect to Section 6.02, the amount of such Credit Party’s obligations with respect to the Guaranteed Obligations (or any other obligations of such Credit Party to the Secured Parties) shall be limited to the largest amount which, after giving effect thereto, would not, under Debtor Relief Laws, render such Credit Party’s obligations with respect to the Guaranteed Obligations (or any other obligations of such Credit Party to the Secured Parties) unenforceable or avoidable or otherwise subject to recovery under Debtor Relief Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.01(b) and is otherwise subject to avoidance and recovery in any such proceeding under Debtor Relief Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.01(b) shall in all events remain in full force and effect and be fully enforceable against such Credit Party. The first sentence of this Section 2.01(b) is intended solely to preserve the rights of the Secured Parties hereunder against such Credit Party in such proceeding to the maximum extent permitted by Debtor Relief Laws and no Credit Party nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Debtor Relief Laws in such proceeding.

(c)            No payment made by any Credit Party, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from any Credit Party, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Credit Party hereunder which shall, notwithstanding any such payment (other than any payment made by such Credit Party in respect of the Guaranteed Obligations or any payment received or collected from such Credit Party in respect of any of the Guaranteed Obligations), remain liable for the Guaranteed Obligations guaranteed by it hereunder up to the maximum liability of such Credit Party hereunder until (but subject to Section 2.04 in the case of following clause (i)) the earlier to occur of (i) the first date on which the Loans and all other Guaranteed Obligations (other than contingent indemnification obligations and obligations under Secured Hedge Agreements or Secured Cash Management Agreements) are paid in full in cash and all Commitments terminated and all Letters of Credit have expired or been terminated other than Letters of Credit which have been cash collateralized in accordance with the terms of the Credit Agreement or as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank have been made or (ii) the release of such Credit Party from this Agreement in accordance with the express provisions of Section 7.14(b).

(d)            The Credit Parties further agree to pay, without limitation as otherwise set forth in this Article 2, any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any other Secured Party in enforcing any rights with respect to, or collecting, any or all of the Guaranteed Obligations described in the Loan Documents and/or enforcing any rights with respect to, or collecting against, the Credit Parties under this Agreement. The terms and provisions of this Article 2 shall remain in full force and effect until the Guaranteed Obligations (other than contingent indemnification obligations and obligations under Secured Hedge Agreements or Secured Cash Management Agreements) are paid in full and all Commitments are terminated and all Letters of Credit have expired or been terminated other than Letters of Credit which have been cash collateralized in accordance with the terms of the Credit Agreement or as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank have been made, notwithstanding that from time to time prior thereto any Credit Party may be free from any Guaranteed Obligations.

Section 2.02             Amendments, etc. with respect to the Guaranteed Obligations. To the maximum extent permitted by Applicable Law, each Credit Party shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Credit Party and without notice to or further assent by any Credit Party, any demand for payment of any of the Guaranteed Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, waived, modified, accelerated, compromised, subordinated, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement, the other Loan Documents, any Cash Management Agreement and any Hedge Agreement and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders under the Credit Agreement, or the applicable Lender(s) or Secured Party, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of any of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Guaranteed Obligations or for the guarantee contained in this Article 2 or any property subject thereto, except to the extent required by Applicable Law.

Section 2.03             Guarantee Absolute and Unconditional. Each Credit Party waives, to the maximum extent permitted by Applicable Law, any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Article 2 or acceptance of the guarantee contained in this Article 2; each of the Guaranteed Obligations, and any matters contained therein, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article 2; and all dealings between the Credit Parties, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article 2. Each Credit Party waives, to the maximum extent permitted by Applicable Law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Credit Parties with respect to any of the Guaranteed Obligations. Each Credit Party understands and agrees, to the extent permitted by Applicable Law, that the guarantee contained in this Article 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance and not of collection. Each Credit Party hereby waives, to the maximum extent permitted by Applicable Law, any and all defenses that it may have arising out of or in connection with any and all of the following:

(a)              the genuineness, legality, validity, regularity or enforceability of the Credit Agreement or any other Loan Document, any Cash Management Agreement or any Hedge Agreement or any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party;

(b)             any action under or in respect of the Credit Agreement, any other Loan Document, any Cash Management Agreement or any Hedge Agreement in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, power or privileges (including any manner of sale, disposition or any application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by any Credit Party to the Administrative Agent or any other Secured Party in such manner as the Administrative Agent or any other Secured Party shall determine in its reasonable discretion);

(c)              the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any other Secured Party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);

(d)             any (i) election of remedies by the Administrative Agent or any other Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Credit Party or other rights of such Credit Party to proceed against any other guarantor or any other Person or any Collateral, (ii) right to compel the Administrative Agent or any other Secured Party to proceed in respect of the Guaranteed Obligations against the Borrower, any other Credit Party or any other Person or any security for the payment and performance of the Guaranteed Obligations, (iii) failure by the Administrative Agent or any other Secured Party to commence an action in respect of the Guaranteed Obligations against any Credit Party or any other Person or any security for the payment and performance of the Guaranteed Obligations, and (iv) right of setoff or counterclaim against or in respect of the Guaranteed Obligations of such Credit Party;

(e)              any change in the time, place, manner or place of payment, amendment, or waiver or increase in any of the Guaranteed Obligations;

(f)              any exchange, taking, or release of Collateral;

(g)             any change in the structure or existence of, restructuring of or other similar organizational change of any Credit Party;

(h)             any application of Collateral to any of the Guaranteed Obligations;

(i)               any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Guaranteed Obligation or the rights of the Administrative Agent or any other Secured Party with respect thereto; and/or

(j)               any other circumstance whatsoever (other than payment in full of the Guaranteed Obligations guaranteed by it hereunder) that constitutes, or might be construed to constitute, an equitable or legal discharge of any Credit Party for their respective Guaranteed Obligations, or of such Credit Party under the guarantee contained in this Article 2, in bankruptcy or in any other instance.

When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Credit Party, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Credit Party or any other Person or against any collateral security or guarantee for the Guaranteed Obligations guaranteed by such Credit Party hereunder or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Credit Party or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any other Credit Party or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Credit Party of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Credit Party. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.04             Reinstatement. The guarantee of any Credit Party contained in this Article 2 shall continue to be effective, or be reinstated (together with all Liens or Collateral securing such guarantee), as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations guaranteed by such Credit Party hereunder is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of their property, or otherwise, all as though such payments had not been made.

Section 2.05             Payments. Each Credit Party hereby guarantees that payments hereunder will be paid to the Administrative Agent, for the benefit of the Secured Parties, without set-off or counterclaim, in dollars, at the Administrative Agent’s office specified in Section 13.1(a) of the Credit Agreement or such other address as may be designated in writing by the Administrative Agent to such Credit Party from time to time in accordance with Section 13.1(c) of the Credit Agreement.

Section 2.06             Information. Each Credit Party assumes all responsibility for being and keeping itself informed of each other Credit Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Credit Party assumes and incurs hereunder and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Credit Party of information known to it or any of them regarding such circumstances or risks.

Section 2.07             Specified Guarantors. The provisions of Article 8 shall also be applicable with respect to the Specified Guarantee provided by each Specified Guarantor.

Section 2.08             Keepwell. Each Qualified ECP Guarantor (as defined below) hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds and other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Agreement and the other Loan Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.08 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.08, or otherwise under this Agreement or any other Loan Document, voidable under Debtor Relief Laws and not for any greater amount). Subject to Section 2.05, the obligations of each Qualified ECP Guarantor under this Section 2.08 shall remain in full force and effect until all of the Guaranteed Obligations and all the obligations of the Credit Parties shall have been paid in full in cash, all Commitments have been terminated and all Letters of Credit have expired or been terminated other than Letters of Credit which have been cash collateralized in accordance with the terms of the Credit Agreement or as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank have been made. Each Qualified ECP Guarantor intends that this Section 2.08 constitute, and this Section 2.08 shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. For purposes of this Section 2.08, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE 3.
PLEDGE OF SECURITIES

Section 3.01             Pledge. As security for the payment or performance, as applicable, in full of the Secured Obligations, each Credit Party hereby reaffirms and confirms the security interest granted pursuant to the Existing Guarantee and Collateral Agreement and also grants to the Administrative Agent for the benefit of the Secured Parties a security interest in all of such Credit Party’s right, title and interest in, to and under: (a) all Equity Interests to and in any Subsidiary directly or indirectly owned by each such Credit Party on the date hereof (other than Excluded Subsidiaries described in clauses (a) through (c) of such definition) or at any time thereafter acquired by each such Credit Party (other than Excluded Subsidiaries described in clauses (a) through (c) of such definition), and in all certificates at any time representing any such Equity Interest, and any other shares, stock certificates, options or rights of any nature whatsoever in respect of each such Person that may be issued or granted to, or held by, such Credit Party while this Agreement is in effect (collectively, the “Pledged Equity Interests”); (b) all debt securities and promissory notes held by, or owed to, such Credit Party on the Closing Date or at any time thereafter, and all securities, promissory notes and any other instruments evidencing the debt securities or promissory notes described above (collectively, the “Pledged Debt”); (c) subject to Section 3.05, all payments of principal or interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities and other property referred to in clauses (a) and (b) above; (d) subject to Section 3.05, all rights and privileges of such Credit Party with respect to the securities and other property referred to in clauses (a), (b), and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Securities”). Notwithstanding the foregoing, no pledge, lien or security interest is hereby granted or required to be granted in the Excluded Assets. Any pledge of any promissory note or other Pledged Debt with respect to any Mortgage Loan intended for sale to Freddie Mac shall be effected in strict compliance with the provisions of Chapter 33 of the Freddie Mac Guide relating to pledged mortgages.

Section 3.02             Delivery of the Pledged Securities.

(a)            Each Credit Party represents and warrants that each certificate, agreement or instrument with a face amount or attributable value of at least $5,000,000 representing or evidencing the Pledged Securities in existence on the date hereof (other than any promissory note with respect to loans and advances to officers, directors, and employees in connection with recruitment and engagement of such officers, directors, and employees that are forgivable subject to continued employment, or other Pledged Debt with respect to any Mortgage Loan originated or acquired in the ordinary course of business) have been delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank. For the duration of this Agreement and the other Loan Documents, each Credit Party agrees promptly (and in any event within twenty (20) days after receipt thereof) to deliver or cause to be delivered to the Administrative Agent each certificate, agreement or instrument representing or evidencing the Pledged Equity Interests and all debt securities and promissory notes constituting Pledged Debt (other than, at any time that no Default or Event of Default has occurred and is continuing, any promissory note with respect to loans and advances to officers, directors, and employees in connection with recruitment and engagement of such officers, directors, and employees that are forgivable subject to continued employment, or other Pledged Debt with respect to any Mortgage Loan originated or acquired in the ordinary course of business), in each case if the face amount or attributable value thereof is at least $5,000,000. Notwithstanding the foregoing, certificated Pledged Securities representing the Equity Interest of a Subsidiary required to be pledged hereunder shall be delivered to the Administrative Agent irrespective of the face amount or attributable value thereof.

(b)            Upon delivery to the Administrative Agent: (i) any Pledged Securities shall be accompanied by undated stock or other transfer powers duly executed in blank or other undated instruments of transfer sufficient to effect the transfer of such Pledged Securities and otherwise reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent or the Required Lenders (acting through the Administrative Agent) may reasonably request and (ii) all other property comprising part of the Pledged Securities shall be accompanied by proper instruments of assignment duly executed by the applicable Credit Party sufficient to effect the transfer of such other property and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be attached hereto as a supplement to Schedule II and made a part hereof; provided, that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(c)            If any Credit Party shall, as a result of its ownership of the Pledged Equity Interests, become entitled to receive or shall receive a membership certificate (including, without limitation, any certificate representing a distribution in connection with any reclassification, increase or reduction of capital, or any certificate issued in connection with any reorganization), options or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of such Pledged Equity Interests, or otherwise in respect thereof, such Credit Party shall accept the same as the Secured Parties’ agent, hold the same in trust for the Secured Parties and deliver the same forthwith to the Administrative Agent, on behalf of the Secured Parties, in the exact form received, duly endorsed by such Credit Party in blank, together with an undated membership interest power covering such certificate duly executed in blank, to be held by the Administrative Agent, on behalf of the Secured Parties, hereunder as additional security for the Secured Obligations. Any sums paid upon or in respect of Pledged Equity Interests upon the liquidation or dissolution of the issuer thereof shall be paid over to the Administrative Agent, on behalf of the Secured Parties, to be promptly applied by it pursuant to Section 5.02. If any sums of money or property so paid or distributed in respect of Pledged Securities shall be received by any Credit Party, such Credit Party shall, until such money or property is paid or delivered to the Administrative Agent, on behalf of the Secured Parties, hold such money or property in trust for the Administrative Agent, on behalf of the Secured Parties, segregated from other funds of such Credit Party, as additional security for the Secured Obligations.

Section 3.03             Representations, Warranties and Covenants. The Credit Parties jointly and severally represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Parties that:

(a)              as of Closing Date, Schedule I correctly sets forth each Subsidiary Guarantor and the following information with respect to each Subsidiary Guarantor: (i) the true and correct legal name of such Subsidiary Guarantor, (ii) its jurisdiction of formation, (iii) its Federal Taxpayer Identification Number or its organizational identification number and (iv) the location of its chief executive office.

(b)              as of Closing Date, Schedule II correctly sets forth the percentage of the issued and outstanding shares (or units or other comparable measure) of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests and includes all Equity Interests owned by the Borrower and the other Credit Parties as of the Closing Date; provided, however, that the Equity Interests owned by the Borrower and the other Credit Parties of Excluded Subsidiaries described in clauses (a) through (c) of such definition, Persons that are not Subsidiaries, or other Persons not required to be pledged hereunder shall be separately identified on Schedule II;

(c)              the Pledged Equity Interests issued by any Credit Party and the Pledged Debt have, in each case, been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests issued by any such Credit Party, are fully paid and non-assessable (to the extent applicable), are beneficially owned as of record by such Credit Party and constitute all of the issued and outstanding shares of all classes of the Equity Interests issued to such Credit Party and (ii) in the case of Pledged Debt issued by any such Credit Party, are legal, valid and binding obligations of the issuers thereof;

(d)             except for the security interests granted hereunder, each of the Credit Parties: (i) is and, subject to any transfers or other dispositions permitted by the Credit Agreement (including any Freddie Mac CME Securitization), will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Credit Party, (ii) holds the same free and clear of all Liens, other than Liens created by any Loan Documents and Liens permitted by the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of or create or permit to exist any security interest in or other Lien on, the Pledged Securities, other than Liens created by any Loan Document, Liens permitted by the Credit Agreement and transfers or other dispositions permitted by the Credit Agreement (including any Freddie Mac CME Securitization), and (iv) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all Persons whomsoever;

(e)              except as set forth in the Agency Consents and except for restrictions and limitations imposed by (i) the Loan Documents or (ii) securities laws generally, the Pledged Securities issued by any of the Credit Parties are and will continue to be freely transferable and assignable, and none of the Pledged Securities issued by any such Credit Parties are or will be subject to any option, right of first refusal, shareholders agreement, charter or bylaw provision or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Securities hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder (including, without limitation, the right, where applicable, to be substituted as a member, manager or partner under any partnership agreement, limited liability company agreement, operating agreement or other organizational documents of any Credit Party and to receive the benefits of a manager, member or partner thereunder (including, without limitation, all voting rights and rights of an economic interest holder));

(f)              each of the Credit Parties has the power and authority to pledge the Pledged Securities pledged by it hereunder in the manner hereby done or contemplated;

(g)             no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby on the date hereof (other than such as have been obtained and are in full force and effect);

(h)             upon (i) the filing of the UCC financing statements as described in Section 4.02(b), the Administrative Agent shall have a legal, valid and perfected lien upon and security interest in all of the Pledged Securities that may be perfected by filing as security for the payment and performance of the Secured Obligations, (ii) with respect to that portion of the Pledged Securities that are “certificated securities” or “instruments” (as each such term is defined in the UCC), upon the delivery to the Administrative Agent of the original of such Pledged Securities together with an effective endorsement or undated stock power with respect thereto duly indorsed in blank by the applicable Credit Party, the Administrative Agent shall have a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations and (iii) with respect to that portion of the Pledged Securities that are “uncertificated securities” (as such term is defined in the UCC), upon the agreement of the issuer thereto to comply with the instructions originated by the Administrative Agent with respect to such Pledged Securities without further consent by the registered owners of such Pledged Securities, the Administrative Agent shall have a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations;

(i)               all Pledged Debt as of the Closing Date (other than any promissory note with respect to loans and advances to officers, directors, and employees in connection with recruitment and engagement of such officers, directors, and employees that are forgivable subject to continued employment, or other Pledged Debt with respect to any Mortgage Loan originated or acquired in the ordinary course of business) is described on Schedule II;

(j)               none of the Pledged Securities are held in a Securities Account; and

(k)              without limiting the generality of the representations and warranties set forth in the Credit Agreement, the representations and warranties of each Credit Party set forth in Section 9.10 of the Credit Agreement (including, without limitation, with respect to the restrictions on granting any so-called Negative Pledges respecting any Excluded Subsidiary) shall at all times be true and accurate.

Section 3.04             Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Credit Party, endorsed or assigned in blank or, upon the occurrence and during the continuation of an Event of Default, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). The Administrative Agent shall at all times upon the occurrence and during the continuation of an Event of Default have the right to exchange any certificates representing Pledged Securities issued by any Credit Party for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

Section 3.05             Voting Rights; Dividends and Interest.

(a)            Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Credit Parties that their rights under this Section 3.05 are being suspended:

(i)       Each Credit Party shall be entitled to exercise any and all voting and other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose, subject to any limitations thereon as may be provided for in the Credit Agreement and otherwise consistent with the terms and provisions of this Agreement, the Credit Agreement and the other Loan Documents; provided, that no Credit Party shall vote to (A) enable or take other action to permit any issuer of Pledged Equity Interests to issue any additional Equity Interests except for additional Equity Interests that (1) in the case of any such issuer that is a holder or owner of any Agency Collateral, are issued ratably to all existing holders of the Equity Interests of such issuer and (2) to the extent issued to a Credit Party, will subject to the security interest of the Administrative Agent granted herein or (B) enter into any agreement or undertaking restricting the right or ability of such Credit Party or the Administrative Agent to sell, assign or transfer any Equity Interests.

(ii)      The Administrative Agent, at the Credit Party’s expense, shall execute and deliver to each Credit Party, or cause to be executed and delivered to such Credit Party, all such proxies, powers of attorney and other instruments as such Credit Party may reasonably request for the purpose of enabling such Credit Party to exercise the voting and other consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)     Each Credit Party shall be entitled to pay dividends and distributions solely to the extent permitted by the Credit Agreement, and each Credit Party shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided, that (x) any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interest of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Securities, and, if received by any Credit Party, shall not be commingled by such Credit Party with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be promptly, and in any event on the next Delivery Date after receipt of same, delivered to the Administrative Agent in the same form as so received (with any necessary endorsement as described in Section 3.02(c) or otherwise) and (y) any Article 9 Collateral so received shall be subject to the applicable provisions of Article 4 hereof.

(b)            Upon the occurrence and during the continuation of an Event of Default, after the Administrative Agent shall have notified the Credit Parties of the suspension of their rights under this Section 3.05, all rights of any Credit Party to dividends, interest, principal or other distributions that such Credit Party is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Credit Party contrary to the provisions of this Section 3.05 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other property or funds of such Credit Party and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived, as may be applicable, and the Borrower has delivered to the Administrative Agent a certificate to that effect, the Administrative Agent shall promptly repay to each Credit Party (without interest) all dividends, interest, principal or other distributions that such Credit Party would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.

(c)            Upon the occurrence and during the continuation of an Event of Default, after the Administrative Agent shall have notified the Credit Parties of the suspension of their rights under this Section 3.05, all rights of any Credit Party to exercise the voting and other consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and other consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuation of an Event of Default to permit the Credit Parties to exercise such rights. After all Events of Default have been cured or waived, as may be applicable, the Credit Parties shall have the right to exercise the voting and consensual rights and powers that they would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

(d)            Any notice given by the Administrative Agent to the Credit Parties suspending their rights under this Section 3.05 (i) may be given to one or more of the Credit Parties at the same or different times, and (ii) may suspend the rights of the Credit Parties under paragraph (a)(i) or (a)(iii) of this Section 3.05 in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

(e)            Solely with respect to Article 8 Matters (as defined below), each Credit Party hereby irrevocably grants and appoints the Administrative Agent, on behalf of the Secured Parties, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as such Credit Party’s true and lawful proxy, for and in such Credit Party’s name, place and stead to vote all Pledged Equity Interests, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this Section 3.05(e) shall include the right to sign such Credit Party’s name to any consent, certificate or other document relating to an Article 8 Matter and the Pledged Equity Interests that applicable law may permit or require, to cause the Pledged Equity Interests to be voted in accordance with the preceding sentence. Each Credit Party hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter and the Pledged Equity Interests that such Credit Party may have granted or appointed. Each Credit Party will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Pledged Equity Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect.

As used herein, “Article 8 Matter” means any action, decision, determination or election by an issuer of Pledged Equity Interests or its member that its membership interests or other equity interests, or any of them, be, or cease to be, a “security” as defined in and governed by Article 8 of the UCC, and all other matters related to any such action, decision, determination or election.

The proxies and powers granted by each Credit Party pursuant to this Agreement are coupled with an interest and are given to secure the performance of such Credit Party’s obligations hereunder.

Section 3.06             Uniform Commercial Code Financing Statements, etc. The provisions of the first two paragraphs of Section 4.01(b) and the provisions of Section 4.02(b) are hereby incorporated by reference. Each Credit Party understands and agrees that the Administrative Agent may file UCC financing statements that include the Pledged Securities as well as the Article 9 Collateral, including any such financing statements that indicate the Collateral as “all assets” of such Credit Party, or other similar description, in each case so long as such UCC financing statements so contain any language required to be contained therein pursuant to the Agency Consents.

Section 3.07             Specified Ownership Interest Pledge. The terms of Article 3 shall be subject to the provisions of Article 8 which shall also be applicable with respect to the Specified Ownership Interest Pledged provided hereunder with respect to each of the Specified Pledged Entities.

Section 3.08             Partnership/LLC Interests. Subject to Section 7.13, each limited liability agreement, operating agreement, membership agreement, partnership agreement or similar agreement relating to any Partnership/LLC Interests included in the Collateral (a “Partnership/LLC Agreement”) shall be amended in a manner satisfactory to the Administrative Agent to the extent necessary to permit each member, manager and partner that is a Credit Party to pledge all of the Partnership/LLC Interests in which such Credit Party has rights to, and grant and collaterally assign to, the Secured Parties a lien and security interest in its Partnership/LLC Interests in which such Credit Party has rights without any further consent, approval or action by any other party, including, without limitation, any other party to any Partnership/LLC Agreement or otherwise, with the effect that, upon the occurrence and during the continuance of an Event of Default, the Secured Parties or their respective designees shall have the right (but not the obligation) to be substituted for the applicable Credit Party as a member, manager or partner under the applicable Partnership/LLC Agreement and the Secured Parties shall have all rights, powers and benefits of such Credit Party as a member, manager or partner, as applicable, under such Partnership/LLC Agreement (which for the avoidance of doubt, such rights, powers and benefits of a substituted member shall include all voting and other rights and not merely the rights of an economic interest holder).

ARTICLE 4.
SECURITY INTERESTS IN PERSONAL PROPERTY

Section 4.01             Security Interest.

(a)            As security for the payment or performance, as applicable, in full of the Secured Obligations, each Credit Party hereby reaffirms and confirms the security interest granted pursuant to the Existing Guarantee and Collateral Agreement and also grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Credit Party or in which such Credit Party now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)       the Deposit Accounts and all cash or other assets or proceeds deposited therein;

(ii)      all Agency Collateral;

(iii)     all MSR Assets, whether or not yet accrued, earned, due or payable, as well as all other present and future rights and interests of the Credit Parties in MSR Assets;

(iv)    all Income in respect of the MSR Assets;

(v)     all Intellectual Property;

(vi)    all Contracts and all Contract Rights;

(vii)   the “commercial tort claims” (as defined in the UCC) specified on Schedule IV;

(viii)  all books and records pertaining to the Article 9 Collateral;

(ix)     to the extent not otherwise included above, any and all other Property held at any time by any of the Credit Parties;

(x)      all “accounts,” “chattel paper,” “documents,” “equipment,” “fixtures,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “letter of credit rights” and “securities accounts” as each of those terms is defined in the UCC and all cash and Cash Equivalents and all products and proceeds relating to or constituting any or all of the foregoing; and

(xi)      to the extent not otherwise included above, all other assets of each Credit Party (other than Excluded Assets) and all proceeds and products of any and all of the foregoing and all accessions (as such term is defined in the UCC) to any of the foregoing, collateral security, supporting obligations and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, neither the Article 9 Collateral nor the Pledged Securities shall include the following (collectively, the “Excluded Assets”):

(i)       any obligation or property of any kind due from, owed by or belonging to any Sanctioned Person,

(ii)      any assets that are subject to a purchase money lien or capital lease permitted under the Credit Agreement to the extent the documents relating to such purchase money lien or capital lease would not permit such assets to be subject to the Security Interests created hereby or the grant or perfection of additional Lien would result in a breach or termination of, or constitutes a default under, the documentation governing such Liens or the obligations secured by such Liens,

(iii)     any lease, license or other contract, including, without limitation, all Collateral Transaction Documents, if the grant of a security interest therein under the terms thereof or under applicable law, rule or regulation, is prohibited, or would give any other party thereto (other than a Credit Party) the right to terminate such lease, license or other contract,

(iv)     any tangible or intangible asset if (but only to the extent that) the grant of a security interest therein would be prohibited by applicable law, rule or regulation, and binding judicial interpretations in connection therewith,

(v)      motor vehicles;

(vi)     Excluded Property,

(vii)    any United States federal intent-to-use Trademark or service mark application prior to the filing of a statement or use or amendment to allege use, or any other intellectual property, to the extent that applicable law or regulation prohibits the creation of a security interest or would otherwise result in the loss of rights from the creation of such security interest or from the assignment of such rights upon the occurrence and continuance of a Default or Event of Default;

(viii)   those assets (including, without limitation, MSR Assets) as to which both the Administrative Agent and the Borrower reasonably determine that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby;

(ix)     all Equity Interests in any Excluded Subsidiary described in clauses (a) through (c) of such definition;

(x)      with respect to any Fannie Mae Designated Loans, any MSR Assets and other assets of WDLLC and WD Capital expressly excluded from the definition of Fannie Mae Collateral pursuant to the provisions of Section 8.01(a) or otherwise under any applicable Agency Consent provided by Fannie Mae (but only as and to the limited extent, and only for so long as, any such assets are expressly excluded);

(xi)     with respect to any Freddie Mac Designated Loans, all Excluded Freddie Mac-Related Assets;

(xii)    with respect to any Ginnie Mae Designated Loans, any MSR Assets and other assets of WDLLC and WD Capital expressly excluded from the definition of Ginnie Mae Collateral pursuant to the provisions of Section 8.03(a) or otherwise under any applicable Agency Consent provided by Ginnie Mae (but only as and to the limited extent, and only for so long as, any such assets are expressly excluded); and

(xiii)    any Equity Interests of each First Tier Foreign Subsidiary in excess of 65% of the outstanding Voting Equity Interests and 100% of the non-Voting Equity Interests of each such First Tier Foreign Subsidiary;

provided, that the exclusions in clauses (ii), (iii), and (iv) shall not apply to the extent that, and for so long as (x) such prohibition or restriction is not enforceable or is otherwise ineffective under Applicable Law (including the UCC) or (y) consent to such security interest has been obtained from any applicable third party; provided that (1) nothing in this Agreement or any other Loan Document shall affect, limit, restrict or impair the grant by any Credit Party of a Security Interest in any corresponding account or any corresponding money or other amounts due and payable to any Credit Party or to become due and payable to any Credit Party under any lease, instrument, contract or agreement, a security interest in which is prohibited or restricted as described in clauses (ii), (iii) or (iv) above, unless such security interest in such corresponding account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such lease, instrument, contract or other agreement or such security interest in such corresponding account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (x) such prohibition is not enforceable or is otherwise ineffective under Applicable Law (including the UCC) or (y) consent to such security interest has been obtained from any applicable third party; and (2) the Security Interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, instrument, contract or agreement and in any corresponding account, money, or other amounts due and payable to any Credit Party at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consent to such security interest has been obtained from any applicable third party;

(b)            Pursuant to Section 9-509 of the UCC and any Applicable Law, each Credit Party hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets other than Excluded Assets” of such Credit Party or such other similar description and (ii) contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Credit Party is an organization, the type of organization and any organizational identification number issued to such Credit Party, in each case so long as such financing statements also contain any language required to be contained therein pursuant to the Agency Consents. Each Credit Party agrees to provide such information to the Administrative Agent promptly upon request. The authorization granted in this Section 4.01 does not in any way limit the obligations of the Credit Parties set forth in Sections 4.01(e) and 4.03(d).

Each Credit Party also ratifies its authorization for the Administrative Agent to file in any relevant jurisdictions any financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations or amendments thereto.

On or prior to the Closing Date, each Credit Party shall indicate on their respective internal records that the Administrative Agent, on behalf of the Secured Parties, has acquired a security interest therein as provided in this Agreement.

(c)            Subject to Section 8.19 of the Credit Agreement, on or before the Closing Date (or promptly but in no event more than twenty (20) days after the date of acquisition thereof if acquired after the Closing Date), the related Credit Party shall provide to the Administrative Agent:

(i)       in the case of MSR Assets related to an Agency Contract, an Agency Consent, duly executed by the Administrative Agent, Lenders, the applicable Credit Party and the related Agency; and

(ii)      in the case of any MSR Assets (or Deposit Accounts permitted pursuant to Article 8 hereunder with respect to Agency Collateral): (A) a Deposit Account Control Agreement for the Deposit Accounts into which all related Income shall be deposited in accordance with Section 4.06(a), reasonably acceptable to the Administrative Agent and duly executed by the related parties, and (B) in cases where the applicable Credit Party receives payments directly from the obligors on the related Mortgage Loans, an agreement with the lock box/clearing account bank into which such payments are made, pursuant to which such lock box/clearing account bank agrees to sweep all Income related to such Mortgage Loans into a Deposit Account described in clause (A) of this Section 4.01(c)(ii).

(d)            Each Credit Party shall, from time to time, at its expense, execute, deliver, file and record all statements, continuation statements, amendments, specific assignments or other instruments or documents and take any other action that may be necessary, or that the Administrative Agent or the Required Lenders, may reasonably request, to create, evidence, preserve, perfect or validate the Security Interest or to enable such requesting party to exercise and enforce its rights hereunder and under the Credit Agreement with respect to any of the Collateral.

(e)            The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Credit Party, without the signature of any Credit Party, and naming any Credit Party or the Credit Parties as debtors and the Administrative Agent as secured party.

(f)             The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Credit Party with respect to or arising out of the Collateral and notwithstanding anything in this Agreement or any Loan Document to the contrary, (i) each Credit Party shall remain liable to perform all of its duties and obligations under the contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent or any other Secured Party of any of the rights hereunder shall not release any Credit Party from any of its duties or obligations under the contracts and agreements included in the Collateral, (iii) the Administrative Agent and each other Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, and shall not be obligated to perform any of the obligations or duties of any Credit Party thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (iv) neither the Administrative Agent nor any other Secured Party shall have any liability in contract or tort for any Credit Party’s acts or omissions.

Section 4.02             Representations and Warranties. The Credit Parties jointly and severally represent and warrant to the Administrative Agent and the other Secured Parties that:

(a)            Each Credit Party has good and valid rights in and title to the Collateral and has full power and authority to grant to the Administrative Agent, for the ratable benefit of the Secured Parties the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained or any consent or approval which, if not obtained, could not reasonably be expected to have a Material Adverse Effect.

(b)              Each Perfection Certificate, as and to the extent required by the Administrative Agent from time to time, shall be duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Credit Party, is correct and complete in all material respects as of the Closing Date. The UCC financing statements are prepared based upon the information provided to the Administrative Agent for filing in each governmental, municipal or other office specified in the applicable Perfection Certificates delivered to the Administrative Agent on the Closing Date (and as may be applicable, from time to time, after the Closing Date), are in appropriate form for filing in the appropriate offices of the states specified in the applicable Perfection Certificate, contain an adequate description of the Collateral for purposes of perfecting a security interest in such Collateral to the extent that a security interest in such Collateral may be perfected by filing in such offices and are all the filings, recordings and registrations (other than (x) filings, if any, required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States registered Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights and (y) fixture filings relating to Article 9 Collateral consisting of fixtures, which filings are not required to be made hereunder or pursuant hereto) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Parties in respect of all Collateral in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under the UCC with respect to the filing of continuation statements. Each Credit Party represents and warrants that a fully executed agreement in the form of Exhibit II, Exhibit III or Exhibit IV hereof, as applicable, and containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) have been delivered to the Administrative Agent and have been sent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, which together with the execution of this Agreement and the filing of the UCC financing statements, establish a legal, valid and, upon such recordation, perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties in respect of all Article 9 Collateral consisting of United States Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary (except as provided under the UCC with respect to the filing of continuation statements and other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights acquired or developed after the date hereof and other than any such actions required as a result in any change in applicable law). Each Credit Party represents and warrants that when the applicable depositary bank, the Administrative Agent and the applicable Credit Party shall have executed and delivered a Deposit Account Control Agreement the Security Interest will constitute a perfected security interest in all right, title and interest of the applicable Credit Party in the Deposit Account subject to such Deposit Account Control Agreement, in each case prior to all other Liens and rights of others therein and subject to no adverse claims, except for Permitted Liens. Each Credit Party represents and warrants that when the applicable securities intermediary (as such term is defined in the UCC), the Administrative Agent and the applicable Credit Party shall have executed and delivered a Securities Account Control Agreement, the Security Interest will constitute a perfected security interest in all right, title and interest of the applicable Credit Party in the applicable Securities Account subject to such Securities Account Control Agreement, in each case prior to all other Liens and rights of others therein and subject to no adverse claims.

(c)              The Security Interest constitutes: (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral (other than fixtures) in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other applicable law in such jurisdictions, and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the aforementioned UCC financing statements and the forms attached hereto as Exhibit II, Exhibit III or Exhibit IV hereof, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Liens that have priority as a matter of Applicable Law.

(d)              The Article 9 Collateral is owned by the Credit Parties, respectively, free and clear of any Lien, except for Permitted Liens. Other than pursuant to the Loan Documents, none of the Credit Parties has filed or consented to the filing of: (i) any financing statement or analogous document under the UCC or any other Applicable Laws covering any Collateral, (ii) any assignment in which any Credit Party assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Credit Party assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e)              Each applicable Credit Party services the Ginnie Mae Loans pursuant to the Ginnie Mae Agreements and, other than the Ginnie Mae Agreements, there are no agreements, contracts or arrangements governing the origination or servicing of the Ginnie Mae Loans. Each applicable Credit Party services the Fannie Mae Loans pursuant to the Fannie Mae Agreements, and the ASAP Plus Agreements, and, other than the Fannie Mae Agreements and the ASAP Plus Agreements, there are no agreements, contracts or arrangements governing the origination or servicing of the Fannie Mae Loans. Each such applicable Credit Party services the Freddie Mac Loans pursuant to the Freddie Mac Agreements, and, other than the Freddie Mac Agreements, there are no agreements, contracts or arrangements governing the origination or servicing of the Freddie Mac Loans. Each such applicable Credit Party services the Investor Loans pursuant to the Investor Agreements, and, other than the Investor Agreements, there are no agreements, contracts or arrangements governing the origination or servicing of the Investor Loans.

(f)               Each such applicable Credit Party has all consents, licenses and approvals necessary to originate (and as may be applicable, to commit to insure or guarantee) and service Mortgage Loans on behalf of each Agency and applicable Investor and has remained in compliance with the Agency Agreements and the Investor Agreements, except where the failure to do so could not reasonably be expect to have a Material Adverse Effect.

(g)              Each Credit Party is a “registered organization” (as such term is defined in the UCC) organized under the laws of the state identified on Schedule 7.1 of the Credit Agreement and in the Perfection Certificate.

(h)              All Copyright registrations, Copyright applications, issued Patents, Patent applications, Trademark registrations and Trademark applications are identified on Schedule III hereto and except as noted on Schedule III, no Intellectual Property is the subject of any licensing or franchise agreement pursuant to which a Credit Party is the licensor or franchisor.

(i)               All “commercial tort claims” or “letter of credit rights” (as each such term is defined in the UCC) having a value of $5,000,000 or more are identified on Schedule IV.

(j)               Each existing account constitutes, and each hereafter arising account will, when such account arises, constitute, the legally valid and binding obligation of the applicable Account Debtor, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to materially adversely affect the value or collectability of the accounts included in the Collateral, taken as a whole. No Account Debtor has any defense, set-off, claim or counterclaim against any Credit Party that can be asserted against the Administrative Agent, whether in any proceeding to enforce the Administrative Agent’s rights in the accounts included in the Collateral, or otherwise, except for defenses, setoffs, claims or counterclaims that could not reasonably be expected, individually or in the aggregate, to materially adversely affect the value or collectability of the accounts included in the Collateral, taken as a whole. None of the Credit Parties’ accounts receivables are, nor will any hereafter arising account receivable be, evidenced by a promissory note or other “instrument” (as defined in the UCC (other than a check)) that has not been pledged to the Administrative Agent in accordance with the terms hereof. No account results from a contract between any Credit Party and an agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority or gives rise to obligations of any such Governmental Authority as Account Debtor to any Credit Party.

(k)              Each Credit Party hereby represents and warrants to the Administrative Agent for the benefit of each of the Secured Parties that each of the representations and warranties contained in Articles VII and X of the Credit Agreement, to the extent applicable to such Credit Party, are true and correct.

Section 4.03             Covenants.

(a)            As further provided in the Credit Agreement, each Credit Party agrees to give the Administrative Agent prompt written notice (but in no event later than thirty (30) days (or such shorter period as may be acceptable to the Administrative Agent in its sole discretion)) prior to any change in its (i) corporate name, (ii) type of organization or corporate structure, (iii) organizational identification number or (iv) jurisdiction of organization. Each Credit Party agrees to give the Administrative Agent prompt written notice of any change in (i) the location of its chief executive office or its principal place of business, or (ii) its Federal Taxpayer Identification Number. Each Credit Party agrees to provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the first sentence of this Section 4.03(a) with the notice required in such sentence. Each Credit Party agrees promptly (but in no event later than the next Delivery Date) to notify the Administrative Agent if any portion of the Article 9 Collateral material to a Credit Party’s business owned or held by such Credit Party is damaged or destroyed.

(b)            Each Credit Party agrees to maintain in all material respects, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such standard practices used in industries that are the same as or similar to those in which such Credit Party is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral.

(c)            Each Credit Party shall, at its own expense, take any and all actions necessary to defend title to the Collateral (other than Collateral that is deemed by such Credit Party not to be material to the conduct of its business) against all Persons and to defend the security interests of the Administrative Agent in the Collateral and the priority thereof against any Lien not permitted pursuant to the Credit Agreement. Nothing in this Agreement shall prevent any Credit Party from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is permitted by the Credit Agreement.

(d)            Each Credit Party agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interests in the Collateral and the rights and remedies created hereby, including taking of all actions required by Section 8.6 of the Credit Agreement and the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interests in the Collateral hereunder and the filing of any financing statements (including fixture filings) or other documents (including execution of agreements in the form of Exhibits II, III and IV and filing such agreements with the United States Patent and Trademark Office or United States Copyright Office, as applicable) in connection herewith or therewith; provided, however, that for so long as no Event of Default shall have occurred and be continuing, nothing in this Section 4.03(d) shall require any Credit Party to take perfection actions that are not otherwise required under any other clauses of Article 3 or Article 4. If any amount payable to any Credit Party under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument in excess of $5,000,000 (other than, at any time that no Default or Event of Default has occurred and is continuing, any promissory note or other Pledged Debt with respect to any Mortgage Loan originated or acquired in the ordinary course of business), such note or instrument shall be promptly (but in no event later than the next Delivery Date) pledged and delivered to the Administrative Agent, duly endorsed in a manner reasonably satisfactory to the Administrative Agent.

(e)            Subject to, and in accordance with, the terms and provisions of the Credit Agreement (including all limits on expense reimbursement set forth therein), the Administrative Agent and such Persons as the Administrative Agent may reasonably designate shall have the right, at the Credit Parties’ own cost and expense, to inspect the Article 9 Collateral, all material records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Credit Parties’ affairs with the officers of the Credit Parties and their independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including (upon the occurrence and during the continuation of an Event of Default or with the consent of the applicable Credit Party (not to be unreasonably withheld, delayed, or conditioned)), in the case of Agency Collateral, MSR Assets or other Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. Subject to any confidentiality requirements set forth in the Loan Documents, the Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(f)             During the continuance of an Event of Default, the Administrative Agent, at its option, may (but shall have no obligation to) discharge past due taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral and not permitted pursuant to the terms and provisions of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Credit Party fails to do so as required by the Credit Agreement or this Agreement, and each Credit Party jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Credit Party from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Credit Party with respect to taxes, assessments, charges, fees, Liens and maintenance as set forth in this Agreement or in the other Loan Documents; provided, further, that the Administrative Agent or any Lender shall not discharge any past due taxes, assessments, charges, fees or Liens if being contested by one or more of the Credit Parties in accordance with the Credit Agreement and the applicable Credit Party has notified the Administrative Agent in writing of such contest.

(g)            If at any time any Credit Party shall take a security interest in any property of an Account Debtor or any other Person with a value in excess of $5,000,000 to secure payment and performance of any account (other than, at any time that no Default or Event of Default has occurred and is continuing, any mortgage or other security taken with respect to any Mortgage Loan originated or acquired in the ordinary course of business), such Credit Party shall promptly (but in no event later than the next Delivery Date) assign such security interest to the Administrative Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(h)            Each Credit Party shall remain liable to observe and perform all the conditions and material obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Credit Party jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance.

(i)             None of the Credit Parties shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, or otherwise agree to enter into (or agree to enter into) a Negative Pledge, except to the extent permitted by the Credit Agreement. None of the Credit Parties shall make or permit to be made any transfer of the Collateral except to the extent permitted by the Credit Agreement, and each Credit Party shall remain at all times in possession of the Collateral owned by it, except to the extent permitted by the Credit Agreement.

(j)             Each Credit Party irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Credit Party’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuation of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Credit Party on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Credit Party at any time or times shall fail to obtain or maintain any of the policies of insurance required under the Credit Agreement or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Credit Parties hereunder or any Event of Default, in its sole reasonable discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, out-of-pocket expenses and other charges relating thereto, shall be payable, upon demand, by the Credit Parties to the Administrative Agent and shall be additional Secured Obligations secured hereby.

(k)            Without limiting the generality of the covenants set forth in the Credit Agreement, each Credit Party shall comply fully with the covenants set forth in Section 9.10 of the Credit Agreement.

Section 4.04             Other Actions. In order to ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, each Credit Party agrees, in each case at such Credit Party’s own expense, to take the following actions with respect to the following Article 9 Collateral (but in no event with respect to any Excluded Assets):

(a)              Instruments and Tangible Chattel Paper. Each Credit Party represents and warrants that each “instrument” and each item of “tangible-chattel paper” (as each such term is defined in the UCC) with a value in excess of $5,000,000 in existence on the date hereof and subject to the Security Interest of this Agreement (other than any promissory note or other instrument with respect to any Mortgage Loan originated or acquired in the ordinary course of business) has been properly endorsed, assigned and delivered to the Administrative Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any Credit Party shall at any time hold or acquire any “instruments” or “chattel paper” with a value in excess of $5,000,000, such Credit Party shall promptly (but in no event later than the next Delivery Date) endorse, assign and deliver the same to the Administrative Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(b)              Electronic Chattel Paper and Transferable Records. If any Credit Party at any time holds or acquires an interest in any electronic “chattel paper” or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction with a value in excess of $5,000,000, such Credit Party shall promptly (but in no event later than the next Delivery Date) notify the Administrative Agent in writing thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control under UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as applicable, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with such Credit Party that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Credit Party to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as applicable, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Credit Party with respect to such electronic chattel paper or transferable record.

(c)              [Reserved].

(d)              Commercial Tort Claims. If any Credit Party shall at any time hold or acquire a commercial tort claim in an amount reasonably estimated by such Credit Party to exceed $5,000,000, such Credit Party shall promptly (but in no event later than the next Delivery Date) notify the Administrative Agent thereof in a writing signed by such Credit Party including a summary description of such claim and grant to the Administrative Agent, for the ratable benefit of the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

(e)              Accounts. Other than in the ordinary course of business consistent with its past practice, no Credit Party will (i) amend, supplement, modify, extend, compromise, settle, credit or discount any account or (ii) release, wholly or partially, any Account Debtor, except where such extension, compromise, settlement, release, credit, discount, amendment, supplement or modification could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect on the value of the accounts, taken as a whole.

Section 4.05             Covenants Regarding Patent, Trademark and Copyright Collateral.

(a)            Each Credit Party agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the conduct of such Credit Party’s business would become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient in its reasonable judgment to establish and preserve its material rights under applicable patent laws.

(b)            Each Credit Party (either itself or by agreement with its licensees or its sublicensees) will, for each Trademark material to the conduct of such Credit Party’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) use commercially reasonable efforts to maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration (or, if such Trademark is unregistered, display such Trademark with notice as required for unregistered Trademarks) as necessary and sufficient in its reasonable judgment to establish and preserve its material rights under Applicable Laws and (iv) not knowingly use or knowingly permit the use of such Trademark in any violation of any third party rights.

(c)            Each Credit Party (either itself or by agreement with its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of such Credit Party’s business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient in its reasonable judgment to establish and preserve its material rights under applicable copyright laws.

(d)            Each Credit Party shall notify the Administrative Agent in writing promptly (but in no event later than the next Delivery Date) if it knows that any Patents, Trademarks or Copyrights material to the conduct of its business could reasonably be expected to become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Credit Party’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e)            In no event shall any Credit Party, either itself or through any agent, employee, licensee or designee, file an application with respect to any Patents, Trademarks or Copyrights material to the conduct of its business with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly (but in no event later than the next Delivery Date) informs the Administrative Agent in writing and, upon request of the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Patents, Trademarks or Copyrights, and each Credit Party hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings as are reasonably necessary for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)             Each Credit Party will exercise commercially reasonable steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each registration or application that is material to the conduct of such Credit Party’s business relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Credit Party’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)            In the event that any Credit Party knows that any Article 9 Collateral consisting of a Patents, Trademarks or Copyrights material to the conduct of any Credit Party’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Credit Party shall promptly (but in no event later than the next Delivery Date) notify the Administrative Agent in writing and shall, if in its reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution (and take any actions required by Applicable Law prior to instituting such suit), and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral. Nothing in this Agreement shall prevent any Credit Party from discontinuing the use or maintenance of any Article 9 Collateral consisting of a Patents, Trademarks or Copyrights, or require any Credit Party to pursue any claim of infringement, misappropriation or dilution, if (x) such Credit Party so determines in its reasonable business judgment and (y) it is not prohibited by the Credit Agreement.

(h)            Upon and during the continuation of an Event of Default, each Credit Party shall, at the request of the Administrative Agent, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Credit Party’s right, title and interest thereunder to the Administrative Agent or its designee.

Section 4.06           Covenants Related to Agency Collateral and MSR Assets. Subject at all times to the provisions of Article 8:

(a)            Within two (2) Business Days after receipt (or immediately upon withdrawal from the applicable custodial account held by any applicable Credit Party in its capacity as Servicer at least once per calendar month), each Credit Party shall cause all Income received or retained by it to be deposited directly into a Deposit Account subject to a Deposit Account Control Agreement and, to the extent any Credit Party is in possession or control of any Income not so deposited, shall hold such Income in trust for the Administrative Agent hereunder and promptly deposit such Income into a Deposit Account subject to a Deposit Account Control Agreement;

(b)            Each applicable Credit Party shall perform its obligations under and in accordance with the related Collateral Transaction Documents, Servicing Contracts, and other Agency Agreements in all material respects, shall not waive any or all of its material rights thereunder (including its rights to any Income) and shall use commercially reasonable efforts to prevent termination of such Credit Party by the applicable Agency and Investor, except if such termination would not be reasonably likely to have a material adverse effect on the Collateral, taken as a whole; and

(c)            Without the prior written consent of the Administrative Agent, no Credit Party shall agree to any modification or amendment to the Collateral Transaction Documents which may have a material adverse effect on the value of, or the Secured Parties’ interest in, the related Collateral, taken as a whole; subject at all times, however, to the provisions of Article 8 hereunder and the provisions of Section 9.12 of the Credit Agreement.

Section 4.07           Deposit Accounts and Securities Accounts. As of the date hereof each Credit Party has neither opened nor maintains any Deposit Accounts other than the accounts listed on Schedule V. From and after the date hereof (or (x) in the case of any Deposit Account which was an Excluded Account but ceases to constitute same, thirty (30) days after such cessation or (y) in each case, such longer period as is acceptable to the Administrative Agent in its sole discretion), each of the Deposit Accounts (other than Excluded Accounts) of each Credit Party shall be subject to the terms of a fully executed Deposit Account Control Agreement. No Credit Party shall hereafter establish or maintain any Deposit Account (other than an Excluded Account) unless (1) the applicable Credit Party shall have given the Administrative Agent ten (10) days’ (or such other period as may be acceptable to the Administrative Agent in its sole discretion) prior written notice of its intention to establish such new Deposit Account with a Cash Management Bank, (2) such Cash Management Bank shall be reasonably acceptable to the Administrative Agent, and (3) such Cash Management Bank and such Credit Party shall have duly executed and delivered to the Administrative Agent a Deposit Account Control Agreement with respect to such Deposit Account within thirty (30) days of its being established (or such longer period as the Administrative Agent agrees in its sole discretion). The Administrative Agent agrees with each Credit Party that the Administrative Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Credit Party with respect to funds from time to time credited to any Deposit Account except upon the occurrence and during the continuation of an Event of Default. No Credit Party shall grant Control of any Deposit Account (other than Excluded Accounts) to any person other than the Administrative Agent. Each Credit Party shall, promptly following a request of the Administrative Agent, provide it with a list of all Deposit Accounts (including Excluded Accounts) then maintained by it and all other information relating thereto as may be reasonably requested.

(a)            As of the date hereof no Credit Party has any Securities Accounts other than those listed in Schedule VI, respectively. From and after the date hereof (or such longer period as is acceptable to the Administrative Agent), the Administrative Agent shall have a perfected first priority security interest in such Securities Accounts by Control. No Credit Party shall hereafter establish and maintain any Securities Account with any Securities Intermediary unless (1) the applicable Credit Party shall have given the Administrative Agent thirty (30) days’ (or such other period as may be acceptable to the Administrative Agent in its sole discretion) prior written notice of its intention to establish such new Securities Account with such securities intermediary, (2) such securities intermediary or commodity intermediary shall be reasonably acceptable to the Administrative Agent, and (3) such securities intermediary and such Credit Party shall have duly executed and delivered a Securities Account Control Agreement with respect to such Securities Account. The Administrative Agent agrees with each Credit Party that the Administrative Agent shall not give any entitlement orders or instructions or directions to any issuer of uncertificated securities or securities intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Credit Party, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. No Credit Party shall grant Control over any investment property to any person other than the Administrative Agent. Each Credit Party shall, promptly following a request of the Administrative Agent, provide it with a list of all Securities Accounts (including Excluded Accounts) then maintained by it and all other information relating thereto as may be reasonably requested.

(b)            The provisions of this Section 4.07 (other than information provisions) shall not apply to any Excluded Accounts (as defined below). For purposes of this clause (c), “Excluded Accounts” means (A) any Securities Account for which the Administrative Agent is the securities intermediary, (B) any Deposit Account maintained solely for payroll purposes or holding solely restricted cash in connection with self-insurance programs, (C) all accounts solely holding restricted cash in respect of Agency Requirements and including, without limitation, any account the purpose of which is to hold reserves securing the Credit Parties’ loss sharing obligations to Fannie Mae, (D) all accounts maintained solely as trust, escrow, payroll or similar accounts for the benefit of third parties, (E) all accounts maintained solely for purposes of holding proceeds of Permitted Funding Collateral, (F) zero balance accounts maintained in the ordinary course of business with amounts on deposit that do not exceed the amounts necessary to cover checks written, or electronic funds transfers drawn, in the ordinary course of business and (G) so long as no Default or Event of Default has occurred and is continuing, any Deposit Accounts with an amount on deposit that does not exceed (1) $2,000,000 individually or (2) when aggregated with the amounts on deposit in all other Deposit Accounts for which Deposit Account Control Agreements have not been obtained (other than those specified in clauses (B) through (F) above), $5,000,000, in either case, at any time; provided that, for the avoidance of doubt, the amount in these subsections (c)(G)(1) and (c)(G)(2) hereto shall be calculated net of the amount of any pending wires and, to the extent not already netted from the account balance, post-dated wires drawn on the applicable amount.

ARTICLE 5.
REMEDIES

Section 5.01           Remedies upon Default. Subject to Article 8, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Credit Parties their obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement, the other Loan Documents, the Cash Management Agreements, the Hedge Agreements or otherwise. Upon the occurrence and during the continuation of an Event of Default, each Credit Party agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Credit Parties to the Administrative Agent, for the ratable benefit of the Secured Parties (provided that no such assignment shall occur if it results in the termination, nullification or avoidance of such Intellectual Property) or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained); (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law; and (c) such additional rights and remedies to which a secured party is entitled at law or in equity, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Securities as if the Administrative Agent were the sole and absolute owner thereof (and each Credit Party agrees to take all such action as may be reasonably appropriate to effect such right). Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, each Credit Party agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Credit Party, and each Credit Party hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Credit Party now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Credit Parties ten (10) days’ written notice (which each Credit Party agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine in its sole and absolute discretion. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Credit Party (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Credit Party therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Credit Party shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Section 5.02           Application of Proceeds.

(a)            The Administrative Agent shall apply the proceeds of any collection or sale of Collateral pursuant to Section 11.4 of the Credit Agreement.

(b)            Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt by the Administrative Agent or by the officer making the sale of any proceeds, moneys or balances of such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. To the extent permitted by applicable law, each Credit Party waives all claims, damages and demands it may have against the Administrative Agent or any other Secured Party arising out of the exercise by the Administrative Agent of any of its rights hereunder, except for any claims, damages and demands it may have against the Administrative Agent arising from the willful misconduct, bad faith or gross negligence of the Administrative Agent.

(c)            The rights, powers and privileges of the Administrative Agent or any other Secured Party under this Agreement and the other Loan Documents are cumulative and shall be in addition to all rights, powers, privileges and remedies available to the Administrative Agent and any other such Secured Party at law or in equity. Any such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Administrative Agent or any other such Secured Party hereunder.

(d)            All payments required to be made hereunder shall be made to the Administrative Agent for the account of the applicable Secured Parties.

(e)            For purposes of applying payments received in accordance with this Section 5.02, the Administrative Agent shall be entitled to rely upon the respective Secured Parties for a determination (which respective Secured Parties agree (or shall agree) to provide upon request of the Administrative Agent) of the outstanding Secured Obligations owed to the Lenders or other such Secured Parties, as the case may be. Unless it has received written notice from a Lender or another Secured Party to the contrary, the Administrative Agent, in acting hereunder, shall be entitled to assume that no Hedge Agreements and obligations under the Cash Management Agreements secured hereunder are in existence.

(f)             It is understood that the Credit Parties shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

Section 5.03           Grant of License To Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Credit Party grants to (in the Administrative Agent’s sole discretion) the Administrative Agent or a designee of the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Credit Parties) to use, license or sublicense (except as may not be permitted by applicable law or contract) any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Credit Party, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. Notwithstanding the preceding sentence, the effectiveness of such license is contingent, and the use of such license by the Administrative Agent shall be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided, that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Credit Parties notwithstanding any subsequent cure of an Event of Default.

Section 5.04           Securities Act. In view of the position of the Credit Parties in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Securities permitted hereunder. Each Credit Party understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Securities under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Credit Party recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Credit Party acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Credit Party acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

Section 5.05           Agency Collateral. The provisions of this Article 5 are subject to the provisions of Article 8.

ARTICLE 6.
INDEMNITY, SUBROGATION AND SUBORDINATION

Section 6.01           Indemnity and Subrogation. In addition to all rights of indemnity and subrogation as any Credit Party may have under applicable law (but in each case subject to Section 6.03), each Credit Party agrees that: (a) in the event a payment of any Secured Obligation shall be made by any Credit Party under this Agreement, the other Credit Party shall indemnify such Credit Party for the full amount of such payment and such Credit Party shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Credit Party shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part any Secured Obligation owed to any Secured Party, each of the other Credit Parties shall indemnify such Credit Party in an amount equal to the fair value of the assets so sold.

Section 6.02           Contribution and Subrogation. Each Credit Party agrees (subject to Section 6.03) that to the extent such Credit Party shall have paid more than its proportionate share (based, to the maximum extent permitted by law, on the respective assets, liabilities and net worth of such Credit Parties on the date the respective payment is made) of any payment made hereunder (whether as a guarantor hereunder, with proceeds of the Collateral of any Credit Party applied hereunder deemed for this purpose to be payments made by it), such Credit Party shall be entitled to seek and receive contribution from and against any other Credit Party hereunder that has not paid its proportionate share of such payment. Each Credit Party’s right of contribution shall be subject to the terms and conditions of Section 6.03. Notwithstanding anything to the contrary contained above, any Credit Party that is released from this Agreement (and its guarantees contained herein) in accordance with the express provisions of Section 7.14(b) shall thereafter have no contribution obligations, or rights, pursuant to this Section 6.02, and at the time of any such release, the contribution rights and obligations of the remaining Credit Parties shall be recalculated on the respective date of release (as otherwise provided herein) based on the payments made hereunder by the remaining Credit Parties. Each Credit Party’s right of contribution shall be subject to the terms and conditions of Section 6.03. The provisions of this Section 6.02 shall in no respect limit the obligations and liabilities of any Credit Party to the Administrative Agent and the other Secured Parties, and each Credit Party shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Credit Party hereunder.

Section 6.03           Subordination. Notwithstanding any provision in this Agreement to the contrary, all rights of the Credit Parties under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations, and no Credit Party shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against any other Credit Party or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of any of the Secured Obligations, nor shall any Credit Party seek or be entitled to seek any contribution or reimbursement from any other Credit Party in respect of payments made by such Credit Party hereunder (or paid with proceeds of collateral of such Credit Party hereunder), until all amounts owing to the Administrative Agent and the other Secured Parties on account of the Secured Obligations are paid in full in cash, all Commitments have been terminated and all Letters of Credit have expired or been terminated other than Letters of Credit which have been cash collateralized in accordance with the terms of the Credit Agreement or as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank have been made. If any amount shall be paid to any Credit Party on account of such contribution or subrogation rights at any time when all of the Secured Obligations shall not have been paid in full in cash, such amount shall be held by such Credit Party in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Credit Party, and shall, forthwith upon receipt by such Credit Party, be turned over to the Administrative Agent in the exact form received by such Credit Party (duly indorsed by such Credit Party to the Administrative Agent, if required), to be held as collateral security for all of the Secured Obligations (whether matured or unmatured) of, or guaranteed by, such Credit Party and/or then or at any time thereafter may be applied against any Secured Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

ARTICLE 7.
MISCELLANEOUS

Section 7.01           Notices. All communications and notices hereunder shall (except as otherwise expressly permitted in this Agreement) be in writing and given as provided in Section 13.1 of the Credit Agreement, and with respect to communications with each Agency, as provided in Article 8 hereof; provided that no communication or notice hereunder from the Administrative Agent to any Credit Party upon the occurrence and during the continuation of an Event of Default may be given by telephone.

Section 7.02           Waivers; Amendment.

(a)            No failure or delay by any Secured Party in exercising any right or power hereunder or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power; provided, that no such single or partial exercise or abandonment or discontinuance shall prejudice any Credit Party in any material respect. The rights and remedies of the Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision in this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any provision hereof may be waived, amended or modified nor any consent be given except in accordance with Section 13.2 of the Credit Agreement.

Section 7.03           Indemnification.

(a)            The Credit Parties, jointly and severally, shall pay all out-of-pocket expenses (including, without limitation, attorneys’ fees and expenses) incurred by the Administrative Agent and each other Secured Party to the extent the Borrower would be required to do so pursuant to Section 13.3 of the Credit Agreement.

(b)            The Credit Parties, jointly and severally, shall pay and shall indemnify each Indemnitee against Indemnified Taxes and Other Taxes to the extent the Borrower would be required to do so pursuant to Section 5.11 of the Credit Agreement.

(c)            The Credit Parties, jointly and severally, shall indemnify each Indemnitee to the extent the Borrower would be required to do so pursuant to Section 13.3 of the Credit Agreement.

(d)            Each Credit Party hereby confirms its obligations under Section 13.3 of the Credit Agreement in all respects.

(e)            Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Loan Documents. The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any of the other Loan Documents, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. Any amounts due under this Section 7.03 shall be payable on written demand therefor.

Section 7.04           Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Credit Party to the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns and shall inure to the benefit of the other Secured Parties and their respective successors and assigns; provided that no Credit Party may assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of the Administrative Agent and the other Secured Parties (except as otherwise provided by the Credit Agreement).

Section 7.05           Survival of Agreement. All covenants, agreements, representations and warranties made by the Credit Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any of the other Loan Documents shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the execution and delivery of the Loan Documents, the making of the Loans, and the provision of services under Secured Cash Management Agreements or Secured Hedge Agreements regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loans or any fee or any other amount payable under any of the Loan Documents is outstanding and unpaid (other than contingent indemnification obligations for which no claim has been made).

Section 7.06           Counterparts; Effectiveness; Several Agreement; Other. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Credit Party when a counterpart hereof executed on behalf of such Credit Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Credit Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Credit Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Credit Party shall have the right to assign or transfer its rights or obligations hereunder or any interest in this Agreement or in the Collateral (and any such assignment or transfer shall be void) except as contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Credit Party and may be amended, modified, supplemented, waived or released with respect to any Credit Party without the approval of any other Credit Party and without affecting the obligations of any other Credit Party hereunder. In addition, each of the Credit Parties hereby agrees to be bound by and perform all of the covenants and obligations of the Credit Parties set forth in the Credit Agreement.

Section 7.07           Severability. Any provision in this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.08           Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Credit Party against any of and all the obligations of such Credit Party now or hereafter existing under this Agreement or any other Loan Document owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The applicable Lender shall notify the Borrower, the other Credit Parties and the Administrative Agent in writing of such setoff or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 7.08. The rights of each Lender under this Section 7.08 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

Section 7.09           Governing Law; Jurisdiction; Venue; Service of Process.

(a)            Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)            Submission to Jurisdiction. Each Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether relating to this Agreement or the transactions relating hereto in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Credit Party or its properties in the courts of any jurisdiction.

(c)            Waiver of Venue. Each Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 7.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 13.1 of the Credit Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

(e)            Appointment of the Borrower as Agent for the Credit Parties. Each Subsidiary Guarantor hereby irrevocably appoints and authorizes the Borrower to act as its agent for service of process and notices required to be delivered under this Agreement or under the other Loan Documents, it being understood and agreed that receipt by the Borrower of any summons, notice or other similar item shall be deemed effective receipt by such Subsidiary Guarantor and its Subsidiaries.

Section 7.10           Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11           Injunctive Relief. Each Credit Party recognizes that, in the event such Credit Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties. Therefore, each Credit Party agrees that the Administrative Agent and the other Secured Parties, at the option of the Administrative Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 7.12           Headings. Article and Section headings and the Table of Contents used in this Agreement are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.13           Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Securities and all obligations of each Credit Party hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any of the other Loan Documents or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Credit Party in respect of the Secured Obligations or this Agreement (other than payment in full of the Secured Obligations).

Section 7.14            Termination or Release.

(a)            Subject to Section 12.10 of the Credit Agreement, this Agreement and the guarantees made in this Agreement shall terminate and the Security Interest and all other security interests granted hereby shall be automatically released when the Commitments have been terminated and all Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements) have been indefeasibly paid in full and all Letters of Credit have expired or been terminated other than Letters of Credit which have been cash collateralized in accordance with the terms of the Credit Agreement or as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank have been made.

(b)            A Subsidiary of the Credit Party immediately prior to the consummation of any transaction permitted by the Credit Agreement shall be released from its obligations hereunder and the Security Interest in the Collateral of such Person shall be released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Person ceases to be a Credit Party or a Subsidiary of a Credit Party.

(c)            Upon any sale or other transfer by any Credit Party of any Collateral that is expressly permitted under the Credit Agreement to a Person other than the Borrower or another Credit Party, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to the applicable terms and conditions of the Credit Agreement, the security interest in such Collateral shall be automatically released. For the avoidance of doubt, immediately upon any sale or other transfer in the ordinary course of business and substantially consistent with past practice by WDLLC, WD Capital, or any other applicable Credit Party under any applicable Agency Agreement to any applicable Agency of any Mortgage Loan and any related assets (including, without limitation, any promissory note or other related Pledged Debt with respect thereto and/or any interest in any related mortgaged property or other collateral thereof, but expressly excluding all servicing Income then constituting Collateral pursuant to Article 8) that constitutes an Asset Disposition expressly permitted by Section 9.5(f) of the Credit Agreement, any security interest therein shall be automatically released.

(d)            In connection with any termination or release pursuant to paragraph (a), (b), or (c) of this Section 7.14, the Administrative Agent shall, upon five (5) Business Day’s written request (or such shorter period as may be permitted by the Administrative Agent in its sole discretion) and upon delivery to the Administrative Agent of a certificate of a Responsible Officer of the Borrower certifying that such termination or release is permitted by the Loan Documents (including this Section 7.14), execute and deliver to any Person, at such Person’s expense, all documents that such Person shall reasonably request to evidence such termination or release of its obligations or the security interests in its Collateral. Any execution and delivery of documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Administrative Agent. In addition, the Administrative Agent shall, upon the Borrower’s reasonable request and at the Borrower’s expense and upon delivery to the Administrative Agent of a certificate of a Responsible Officer of the Borrower certifying that such termination or release is permitted by the Loan Documents (including this Section 7.14), (x) deliver instruments of assurance confirming the non-existence of any Lien under the Loan Documents with respect to assets of the Credit Parties described in the Credit Agreement that are excluded from the Collateral and (y) release any Lien granted to or held by the Administrative Agent upon any Collateral: (I) constituting property in which no Credit Party owned an interest at the time the Lien was granted or at any time thereafter; (II) constituting property leased to a Credit Party under a lease which has expired or been terminated in a transaction permitted under the Loan Documents or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed; or (III) consisting of an instrument or other possessory collateral evidencing Indebtedness or other obligations pledged to the Administrative Agent (for the benefit of the Secured Parties), if the Indebtedness or obligations evidenced thereby has been paid in full or otherwise superseded.

Section 7.15           Additional Subsidiaries. In accordance with Section 8.14 of the Credit Agreement, each Subsidiary (other than a Subsidiary that is designated as an Excluded Subsidiary pursuant to and in accordance with Section 8.14(d)(i) or Section 8.14(f), as applicable, of the Credit Agreement) that is formed or acquired subsequent to the date hereof or any Subsidiary that was an Excluded Subsidiary but has been redesignated or reclassified pursuant to and in accordance with Section 8.14(d)(ii) of the Credit Agreement shall be required to enter in this Agreement as a Subsidiary Guarantor promptly as and when required pursuant to Section 8.14 of the Credit Agreement. Upon execution and delivery by the Administrative Agent and such Subsidiary Guarantor of an instrument in the form of Exhibit I, such Subsidiary Guarantor shall become a Credit Party and Subsidiary Guarantor hereunder with the same force and effect as if originally so named in this Agreement. The execution and delivery of any such instrument shall not require the consent of any other Credit Party hereunder. The rights and obligations of each Credit Party hereunder shall remain in full force and effect notwithstanding the addition of any new Credit Party as a party to this Agreement.

Section 7.16           Administrative Agent Appointed Attorney-in-Fact. Each Credit Party hereby appoints the Administrative Agent and any officer or agent thereof as the attorney-in-fact of such Credit Party for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuation of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Credit Party: (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Credit Party on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of accounts receivables to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Credit Party to notify, the Account Debtor of the pledge and assignment of the related Collateral to the Administrative Agent hereunder and to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing in this Agreement contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them in this Agreement, and neither they nor their officers, directors, employees or agents shall be responsible to any Credit Party for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. Each Credit Party hereby ratifies all that said attorneys shall lawfully due or cause to be done in accordance with this Section 7.16.

Section 7.17           Further Assurances. Notwithstanding anything to the contrary herein, the parties hereto agree to comply with the requirements set forth in Section 8.18 of the Credit Agreement.

Section 7.18           Administrative Agent. The Administrative Agent shall act in accordance with the provisions of Article XII of the Credit Agreement, the provisions of which shall been deemed incorporated by reference herein as fully as if set forth in their entirety herein. Each Secured Party, by accepting the benefits of this Agreement, agrees to the appointment of the Administrative Agent pursuant to the Credit Agreement and agrees to each of the provisions of Article XII of the Credit Agreement, including as same apply to the actions of the Administrative Agent hereunder.

Section 7.19           Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 7.20           Acknowledgements. Each Credit Party hereby acknowledges that:

(a)            it has received a copy of the Credit Agreement and has reviewed and understands the same;

(b)            neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Credit Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Credit Parties, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)            no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among the Credit Parties and the Secured Parties.

Section 7.21           [Reserved].

Section 7.22           Secured Parties. Each Secured Party not a party to the Credit Agreement who obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Affiliates shall be entitled to all the rights, benefits and immunities conferred under Article XII of the Credit Agreement.

ARTICLE 8.
SPECIAL PROVISIONS RESPECTING AGENCY COLLATERAL

Section 8.01           Special Fannie Mae Provisions. Notwithstanding any provision herein or any other Security Document to the contrary, and as further provided in Section 9.12, Section 10.4(a), Section 11.7, the final paragraph of Section 13.1(a), the final paragraph of Section 13.2, and Section 13.26 of the Credit Agreement, the provisions of this Section 8.01 shall apply in all events with respect to: (i) the “Fannie Mae Collateral”; (ii) the Pledged Equity Interests provided by: (1) W&D Multifamily in WDLLC and (2) by WDLLC in WD Capital, respectively, pursuant to Article 2 hereof; (iii) the guarantees provided by WDLLC and WD Capital, respectively pursuant to Article 2 hereof; and (iv) the other terms, conditions, notice requirements, limitations, and agreements with respect to the Fannie Mae Security Interests granted to the Administrative Agent (for the benefit of the Secured Parties) in the “Fannie Mae Collateral” relating to the “Fannie Mae Designated Loans” under this Agreement and/or any other Security Document (as each of such quoted terms is defined below). In providing its Agency Consent, it is hereby acknowledged that Fannie Mae is relying, and such Agency Consent by Fannie Mae is expressly conditioned, upon the terms and conditions set forth in this Section 8.01 and in Section 9.12, Section 10.4(a), Section 11.7, the final paragraph of Section 13.1(a), the final paragraph of Section 13.2, and Section 13.26 of the Credit Agreement. In the event of any conflict between the provisions of this Section 8.01 and the provisions of any other Loan Document or any other provision of this Agreement, the provisions of this Section 8.01 shall control. Subject to the foregoing, the Administrative Agent (on behalf of the Secured Parties) and each Credit Party expressly acknowledge and agree as follows:

(a)            Fannie Mae Security Interest in Fannie Mae Collateral.

(i)            Each Credit Party hereby reaffirms and confirms the security interest granted pursuant to the Existing Security Agreement and also grants to the Administrative Agent for the benefit of the Secured Parties, a security interest (the “Fannie Mae Security Interest”) in the following (the “Fannie Mae Collateral”) to secure payment and performance of the Secured Obligations: all servicing Income (including, without limitation, Ancillary Income and Servicing Fees) actually received under the Fannie Mae Servicing Contracts, respectively, by such Credit Party with respect to the Fannie Mae Loans (the “Fannie Mae Designated Loans”) serviced at any time and from time to time under the respective Fannie Mae Servicing Contracts, together with any other Income received on account of payments made by a third party (other than Fannie Mae) thereunder, but not the Fannie Mae Servicing Contracts or any other income (including, without limitation, principal and interest) related to the Fannie Mae Designated Loans. The Administrative Agent’s security interest is subject and subordinate to all rights, remedies, powers and prerogatives of Fannie Mae under all applicable Fannie Mae Agreements, including but not limited to Fannie Mae’s right to terminate WDLLC’s and WD Capital’s selling and servicing rights with respect to the Fannie Mae Designated Loans as provided in the respective Fannie Mae Agreements. Without limiting the generality of the foregoing provisions, the Administrative Agent acknowledges that (x) its security interest is subject to the rights of Fannie Mae, which must approve the Administrative Agent’s security interest (with such approval being given by Fannie Mae in the Agency Consent provided by Fannie Mae to the Administrative Agent on or prior to the Closing Date) and (y) Fannie Mae’s Agency Consent is not and shall not extend to, be deemed to be or be construed as, Fannie Mae’s consent or approval of Administrative Agent’s exercise of any right, power, or remedy with respect to the Fannie Mae Security Interest or the Fannie Mae Collateral from time to time (with such approval, to the extent required by the terms hereof, to be granted or withheld in Fannie Mae’s sole and absolute discretion).

(ii)            Each Credit Party authorizes the Administrative Agent to file such financing statements as the Administrative Agent deems reasonably necessary to perfect the Fannie Mae Security Interest in the Fannie Mae Collateral.

(iii)           Subject to Section 8.01(a)(i), each Credit Party hereby irrevocably appoints (which appointment is coupled with an interest) the Administrative Agent, or its delegate, as the attorney in fact of each such Credit Party, with the right (but not the duty) from time to time, following the occurrence and during the continuance of an Event of Default, to: (1) create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of such Credit Party, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Credit Party under this Section 8.01(a)(iii); (2) convert the Fannie Mae Collateral into cash, including, without limitation, the sale (either public or private) of all or any portion or portions of the Fannie Mae Collateral; (3) enforce collection of the Fannie Mae Collateral, either in its own name or in the name of any applicable Credit Party, including, without limitation, executing releases and prosecuting, defending, compromising or releasing any action relating to the Fannie Mae Collateral; (4) take such other actions as the Administrative Agent deems necessary or desirable in order to continue the perfection and priority of its security interest or to realize upon the Fannie Mae Collateral (the foregoing acts, remedies, and powers being referred to herein sometimes, singly and collectively, as “Enforcement Actions Respecting Fannie Mae Collateral”); and (5) to cause any applicable Credit Party to undertake and effect any Specified Sale of the Fannie Mae Program Assets as and when further provided herein. The Administrative Agent shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if the Administrative Agent elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to any Credit Party or any other Person except for gross negligence, willful misconduct, or actual bad faith.

(iv)           To the extent that the respective Fannie Mae Designated Loans remain subject to the Fannie Mae Agreements, the applicable Credit Party will remain the servicer of the Fannie Mae Designated Loans and will continue to service the Fannie Mae Designated Loans in accordance with Fannie Mae Agreements. Such Credit Party shall not pledge (or, except as may be expressly provided in the Credit Agreement, enter into (or agree to enter into) a Negative Pledge respecting) any of its respective servicing rights with respect to any of the Fannie Mae Designated Loans to any other Person.

(v)            The Administrative Agent has no right to service the Fannie Mae Designated Loans or affect the manner in which any Credit Party services the Fannie Mae Designated Loans. If Fannie Mae terminates any Credit Party’s respective servicing rights with respect to the Fannie Mae Designated Loans, the grant of the Fannie Mae Security Interest by such Credit Party hereunder will terminate automatically, and the Administrative Agent will release its Lien created by such Fannie Mae Security Interest and execute and file all necessary documents to reflect such release; provided, however, that no such termination (and no such release) shall relate to, or otherwise affect, (A) the Fannie Mae Security Interest granted by any other Credit Party or (B) the Fannie Mae Security Interest respecting Fannie Mae Collateral comprised of servicing Income then accrued or otherwise earned by such Credit Party through the date that Fannie Mae provides written notice to the Administrative Agent that such servicing rights of such Credit Party shall have been so terminated with respect to such Fannie Mae Designated Loans (which accrued and earned servicing Income shall in all events remain Fannie Mae Collateral), with such termination (and such release) relating only to servicing Income accruing or otherwise earned by such Credit Party, from and after the date of such written notice of termination to the Administrative Agent.

(vi)           Upon the occurrence and during the continuance of an Event of Default for thirty (30) days or more, and the exercise by the Administrative Agent of its rights under Section 11.2 of the Credit Agreement, Article 5 hereof, and this Section 8.01, the Administrative Agent may: (A) direct that all Servicing Fees payable to any Credit Party with respect to the Fannie Mae Designated Loans be deposited into lockbox accounts held by the Administrative Agent; (B) in its own name, in the name of such Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Fannie Mae Collateral, but the Administrative Agent has no obligation to do so; (C) by written notice to such Credit Party, direct such Credit Party to sell the selling and servicing rights to the Fannie Mae Designated Loans (in which event such Credit Party shall (or, as may be applicable, the Administrative Agent, on account of any realization of the Specified Pledged Equity Interests (as defined below) may cause such Credit Party to): (x) retain a nationally recognized firm that specializes in the sale of Fannie Mae selling and servicing rights and other assets that are used in or related to any Fannie Mae Program (collectively, the “Fannie Mae Program Assets”) (which firm must be reasonably acceptable to the Administrative Agent) and (y) sell the selling and servicing rights and related Fannie Mae Program Assets respecting the Fannie Mae Designated Loans to another Fannie Mae lender/servicer within sixty (60) days of such notice from the Administrative Agent) (with the actions set forth in this clause (C) being referred to herein as the “Specified Sale of Fannie Mae Program Assets”); and (D) exercise and enforce any or all rights and remedies available upon default to the Administrative Agent under the UCC, at law or in equity, subject to the consent rights of Fannie Mae as set forth in this Section 8.01. Any sale of such selling or servicing rights and other related Fannie Mae Program Assets respecting the Fannie Mae Designated Loans must and shall be subject to the prior written consent of Fannie Mae, which consent may be granted or withheld in Fannie Mae’s sole and absolute discretion. All proceeds of such sale will be applied first to the expenses of the sale, then to any amounts due to Fannie Mae from such Credit Party under the Servicing Contracts sold, and then to the outstanding balance of the Secured Obligations (as provided in Section 11.4 of the Credit Agreement), with any remaining balance remitted to the Borrower. Fannie Mae shall have no obligation to comply with any directions of the Administrative Agent or to alter in any way servicing requirements, flows of funds, or accounting of servicing. Subject at all times to the consent rights of Fannie Mae in accordance with the terms hereof, JPMorgan (or any designee of JPMorgan approved in writing by Fannie Mae in its sole and absolute discretion) may seek approval from Fannie Mae: (i) to acquire Fannie Mae Program Assets as a result of any Specified Sale of Fannie Mae Program Assets and/or (ii) in connection with the realization of the Specified Pledged Equity Interests under the Specified Ownership Interest Pledge, to cause any applicable Credit Party to retain its respective Fannie Mae Program Assets as further provided in Section 8.01(b)(ii) below (collectively, as may be applicable, “Retention of Fannie Mae Program Assets”).

(vii)          Upon the occurrence and during the continuance of an Event of Default for thirty (30) days or more, the Administrative Agent or its designee is entitled to receive and collect all sums payable to any applicable Credit Party in respect of the Fannie Mae Collateral, and, in such case: (A) the Administrative Agent or its designee in its discretion may, in its own name, in the name of such Credit Party, or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Fannie Mae Collateral, but the Administrative Agent has no obligation to do so, (B) such Credit Party must, if the Administrative Agent requests it to do so, hold in trust for the benefit of the Secured Parties and immediately pay to the Administrative Agent at its office designated by notice, all amounts received by such Credit Party upon or in respect of any of the Fannie Mae Collateral, advising the Administrative Agent as to the source of those funds, and (C) all amounts so received and collected by the Administrative Agent will be held by it as part of the Fannie Mae Collateral.

(viii)         Unless Fannie Mae, in its sole and absolute discretion, approves any request by the Administrative Agent that a Retention of Fannie Mae Program Assets be permitted, the Administrative Agent agrees that within one hundred eighty (180) days after the Administrative Agent is entitled to commence the exercise of its rights and remedies against the Fannie Mae Collateral upon the occurrence of an Event of Default (after the expiration of any and all applicable grace and cure periods, applicable notice periods, and applicable waivers), the Administrative Agent shall seek: (A) to realize upon the Fannie Mae Collateral pursuant to one or more Enforcement Actions Respecting Fannie Mae Collateral and (B) to cause the Specified Sale of Fannie Mae Program Assets by WDLLC or WD Capital, as applicable, subject to Fannie Mae’s consent rights in accordance with the terms hereof (the specified actions in clauses (A) and (B) being referred to herein sometimes, collectively, as the “Specified Fannie Mae Enforcement Actions”); provided, however, that the Administrative Agent may have an additional one hundred eighty (180) days to complete such Specified Fannie Mae Enforcement Actions (or such longer period as may be reasonably required in order to comply with any applicable Debtor Relief Law or other law, rule or regulation), if the Administrative Agent certifies to Fannie Mae that it is in the process of and is diligently working toward completion of such Specified Fannie Mae Enforcement Actions or that such additional time is necessary for compliance with such Debtor Relief Law or other law, rule or regulation (the “Fannie Mae Disposition Period”); provided further, however, that, subject to the consent rights of Fannie Mae in accordance with the terms hereof, the Administrative Agent, in exercising the Specified Fannie Mae Enforcement Actions shall (other than in connection with a Retention of Fannie Mae Program Assets which has been approved by Fannie Mae) sell, assign, transfer, or otherwise divest itself of any and all of any applicable Credit Party’s Fannie Mae Program Assets over which the Administrative Agent may obtain control pursuant to such exercise of remedies (which sale, assignment, transfer or other divestment, including the terms of the transaction and the identity of the purchaser, assignee, or other recipient, including JPMorgan or any of its affiliates, if the Administrative Agent or any such affiliate desires to acquire ownership of any of the Fannie Mae Program Assets, will be subject to approval by Fannie Mae in its sole and absolute discretion). Notwithstanding anything to the contrary herein, the Fannie Mae Disposition Period shall be stayed during any time that the Administrative Agent is unable to commence or complete the specified Fannie Mae Enforcement Actions as a result of the imposition of the “automatic stay” or any similar provision of a Debtor Relief Law. None of the foregoing shall in any way limit Fannie Mae’s termination rights under the Fannie Mae Agreements, and in any event, the failure to timely complete the Specified Fannie Mae Enforcement Actions within the Fannie Mae Disposition Period (other than in connection with a Retention of Fannie Mae Program Assets which has been approved by Fannie Mae) shall be cause for termination by Fannie Mae under the applicable Fannie Mae Agreements, and no fee shall be payable by Fannie Mae with respect to any such termination. For the avoidance of doubt, and notwithstanding anything in this Section 8.01 to the contrary, as part of the Specified Sale of Fannie Mae Program Assets, as provided above, the Administrative Agent shall not be required to sell or otherwise transfer or dispose of the underlying Specified Pledged Equity Interests so long as the Administrative Agent, as part of any Specified Sale of Program Assets, shall sell, assign, transfer, or otherwise divest itself of any and all of such Credit Party’s Fannie Mae Program Assets as and when provided above (other than in connection with a Retention of Fannie Mae Program Assets by the Administrative Agent (or any designee of the Administrative Agent) which has been approved in writing by Fannie Mae); provided, however, to the extent the Administrative Agent does not timely comply with its obligations hereunder concerning any such Specified Sale of the Fannie Mae Program Assets during the Fannie Mae Disposition Period (but not otherwise), then the Administrative Agent shall be required to sell or otherwise transfer or dispose of the Specified Pledged Equity Interests.

(ix)            To the extent any amounts are received by the Administrative Agent pursuant to this Section 8.01, all rights of any applicable Credit Party against any other Credit Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Secured Obligations.

(x)            For the avoidance of doubt, the Administrative Agent confirms that notwithstanding any provision in this Agreement or any other Loan Document to the contrary: “Excluded Accounts” hereunder include, without limitation, all custodial, clearing, suspense, escrow, or other accounts in which WDLLC or WD Capital, respectively, deposits or holds funds received from borrowers under Fannie Mae Loans serviced by WDLLC or WD Capital, respectively, on behalf of Fannie Mae, and such Excluded Accounts are not, and shall not constitute, Collateral hereunder.

(xi)            Upon the Administrative Agent’s request, each Credit Party shall provide the Administrative Agent with copies of any books and records expressly relating to Income comprising the Fannie Mae Collateral. However, for the avoidance of doubt, such books and records do not constitute Collateral hereunder, and in no event shall Fannie Mae’s access thereto be restricted in any respect.

(b)            Pledged Equity Interest in WDLLC and WD Capital. With respect to the Pledged Equity Interests and related Pledged Securities (the “Specified Pledged Equity Interests”) provided to the Administrative Agent (for the benefit of the Secured Parties) by: (1) W&D Multifamily with respect to WDLLC and (2) by WDLLC with respect to WD Capital (WDLLC and WD Capital, in such capacity, the “Specified Pledged Entities”), pursuant to Article 3 hereof (singly and collectively, with respect to the pledged ownership interests of such entities provided pursuant to Article 3, the “Specified Ownership Interest Pledge”), the following provisions shall be applicable:

(i)             As used in this Section 8.01(b), “Credit Agreement Default” means the occurrence of an “Event of Default” under the Credit Agreement: (A) of which, except in the limited circumstance described below in this definition, the Administrative Agent has given Fannie Mae notice in accordance with Section 8.01(d), hereof (each such notice, a “Fannie Mae Notice of Default”), (B) if such Event of Default has occurred pursuant to Section 11.1(a) or (b) of the Credit Agreement, and no more than one (1) such Event of Default has occurred during the life of any Loan (i.e., if such an Event of Default occurs more than once, it shall be a Credit Agreement Default immediately hereunder), the Administrative Agent shall not have received payment of an amount equal to the amount the Borrower and the other Credit Parties failed to pay (including interest thereon at the rate provided in the Credit Agreement) that gave rise to such Event of Default within thirty (30) days after the applicable Fannie Mae Notice of Default, and (C) if such Event of Default has occurred under any other subsection of Section 11.1 of the Credit Agreement, other than Sections 11.1(h), (i), (j) or (k) of the Credit Agreement (the occurrence of any of such Events of Default constituting a Credit Agreement Default immediately hereunder upon the giving of the applicable Fannie Mae Notice of Default, and without such Fannie Mae Notice of Default if the Event of Default is under Section 11.1(i) or (j) of the Credit Agreement), unless (x) the Administrative Agent in good faith determines that, if the Event of Default would be susceptible of cure (if such cure was permitted beyond any cure period already provided in the Credit Agreement), (y) the cure of such Event of Default as a Credit Agreement Default hereunder shall have been commenced immediately upon the giving of the applicable Fannie Mae Notice of Default and been completed with thirty (30) days of such Fannie Mae Notice of Default or, if curable in a longer period not to exceed ninety (90) days, is so cured within such ninety (90) day period and such cure has been diligently pursued since the applicable Fannie Mae Notice of Default, and (z) no more than two (2) such Events of Defaults have occurred during the life of any Loan (i.e., if an Event of Default occurs under any one or more subsections of Section 11.1 of the Credit Agreement applicable under this clause (C) more than twice, it shall be a Credit Agreement Default immediately hereunder). Nothing herein shall be deemed to give the Borrower or any other Credit Party any grace, notice or cure periods or rights under the Credit Agreement or any other Loan Document other than as may already be set forth therein.

(ii)            Without limiting the provisions of Section 8.01(a), and subject to the limitations in Section 8.01(b)(vi), the Administrative Agent shall have the right, at any time after the occurrence and during the continuation of a Credit Agreement Default, in its discretion and without notice to the Borrower or any other Credit Party (but with notice to, and the prior written consent of, Fannie Mae, which may be granted or withheld in Fannie Mae’s sole and absolute discretion), to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Specified Pledged Equity Interests pursuant to the exercise of its rights and remedies hereunder on account of the Specified Ownership Interest Pledge; provided that if the Administrative Agent (or any designee of the Administrative Agent) has been approved in writing by Fannie Mae to acquire the Fannie Mae Program Assets as a result of any Specified Sale of Fannie Mae Program Assets pursuant to Section 8.01(a)(vi), through a Retention of Fannie Mae Program Assets or otherwise, Fannie Mae’s consent to transfer the Specified Pledged Equity to the Administrative Agent or such designee shall be deemed to have been granted. In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Specified Pledged Equity Interests for certificates or instruments of smaller or larger denominations.

(iii)           Without limiting the provisions of Section 8.01(a), and subject to the limitations in Section 8.01(b)(vi), upon the occurrence and during the continuation of an Event of Default, upon written notice from the Administrative Agent to the Borrower and the other Credit Parties and the prior written consent of Fannie Mae (which may be granted or withheld in Fannie Mae’s sole and absolute discretion), all rights of W&D Multifamily and WDLLC, respectively, to exercise the voting and other consensual rights which each would otherwise be entitled to exercise pursuant to Section 3.05(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(iv)           If the Administrative Agent takes possession of any of the Fannie Mae Program Assets following an exercise of its remedies hereunder, the Administrative Agent will at all times pending disposition as required under Section 8.01(a)(viii) above permit WDLLC and WD Capital, as applicable, to continue to perform the respective obligations of WDLLC and WD Capital, as applicable, under the Fannie Mae Agreements and to continue the operations relating to the Fannie Mae Programs substantially as conducted prior to such exercise of remedies, without material change in process, systems, or personnel at the direction of the Administrative Agent; provided, however, that (A) any Mortgage Loan proposed to be delivered by WDLLC to Fannie Mae during the Fannie Mae Disposition Period will be subject to pre-review by Fannie Mae; (B) subject to the prior written consent of Fannie Mae, which consent may be granted or withheld in Fannie Mae’s sole and absolute discretion, the Administrative Agent may have an interim servicer acceptable to Fannie Mae perform such respective obligations of such Credit Party, as may be applicable, during the Fannie Mae Disposition Period; and (C) nothing herein shall require any of the Administrative Agent, any Secured Party, or any applicable Credit Party to utilize its own funds or credit in connection with the foregoing.

(v)            Without limiting the provisions of Section 8.01(a), and subject to the limitations in Section 8.01(b)(vi), the Borrower and each other Credit Party further acknowledge that: (A) except as expressly provided in Section 8.01(b)(ii), any change in the direct or indirect ownership of any Specified Pledged Entity is subject to the prior written consent of Fannie Mae, which consent may be granted or withheld in Fannie Mae’s sole and absolute discretion; (B) any such change that may occur without Fannie Mae’s prior written consent would constitute a breach of any Specified Pledged Entity’s Fannie Mae Agreements that could lead to termination of any Specified Pledged Entity’s participation in the Fannie Mae Programs; and (C) any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Federal Securities Laws) and, notwithstanding such circumstances, the Borrower and each other Credit Party agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent and Secured Parties shall have no obligation to engage in public sales and no obligation to delay the sale of any Specified Pledged Equity Interest for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Federal Securities Laws or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

(vi)           Notwithstanding anything to the contrary in this Section 8.01, subsequent to any approval by Fannie Mae of any sale, transfer, or other disposition (and subsequent consummation of the transactions effecting such sale, transfer, or other disposition) of: (1) the Fannie Mae Collateral on account of Enforcement Actions Respecting Fannie Mae Collateral and (2) the Specified Sale of Fannie Mae Program Assets, all subject to Fannie Mae’s consent rights, pursuant to the Specified Fannie Mae Enforcement Actions as provided herein, then, so long as the Specified Pledged Entities no longer serve as an originator or servicer under the Fannie Mae Programs and have no ongoing obligations to Fannie Mae under the Fannie Mae Agreements, no other or further consent or approval from Fannie Mae shall thereafter be required with respect to any change in ownership of any Specified Pledged Entity.

(vii)          For the avoidance of doubt, and notwithstanding anything in this Section 8.01 to the contrary: (A) as part of the Specified Sale of Fannie Mae Program Assets, as provided above, the Administrative Agent shall not be required to sell or otherwise transfer or dispose of the underlying Specified Pledged Equity Interests and (B) nothing in this Section 8.01 shall require any of the Administrative Agent or any Secured Party to utilize its own funds or credit in connection with the exercise of any rights and remedies hereunder; provided, that nothing in this clause (B) shall limit or otherwise modify or affect any duties, obligations, covenants or agreements of the Administrative Agent or any Secured Party pursuant to this Section 8.01.

(c)            Guaranties by WDLLC and WD Capital. With respect to the guarantees provided by WDLLC and WD Capital (singly and collectively, the “Specified Guarantors”), respectively, pursuant to Article 2 hereof (singly and collectively, the “Specified Guarantee”), the following provision shall be applicable:

(i)             Without limiting the unlimited and unconditional nature of each Specified Guarantee (which shall remain unaffected by the provisions of this Section 8.01(c)), the Administrative Agent (on behalf of the Secured Parties) hereby acknowledges and agrees that, in exercising its rights, remedies, powers, privileges and discretions against Specified Guarantors, the Administrative Agent shall not seek to obtain any collateral interest in any property or other asset of any Specified Guarantor relating in any way to the Fannie Mae Loans which does not comprise the Fannie Mae Collateral and the Specified Pledged Equity Interests granted to the Administrative Agent hereunder or under any other Security Document (subject to the provisions of this Section 8.01) or otherwise contrary to the provisions of Section 8.01(a) or Section 8.01(b) hereof; provided, however, that the foregoing shall not be deemed or construed to modify, limit, or waive the rights, remedies, powers, privileges, or discretions of the Administrative Agent: (1) pursuant to the provisions of Section 8.01(a) or Section 8.01(b) hereof, including, without limitation, with respect to the Specified Fannie Mae Enforcement Actions or (2) with respect to any other Collateral under this Agreement not relating to the Fannie Mae Loans.

(d)            Notices to Fannie Mae. Copies of all notices and other documentation required to be delivered to Fannie Mae pursuant to the Credit Agreement, this Agreement, and any other applicable Loan Document, including, without limitation, notices or other communications asserting a breach, default, or Event of Default or potential breach, default or Event of Default thereunder, shall be delivered to Fannie Mae at the following address:

Fannie Mae
1100 15th Street, NW
Washington, DC 20005
Attention: Vice President, Portfolio Analytics & Counterparty Risk

Email: lender_risk_management@fanniemae.com

with a copy to:

Fannie Mae
1100 15th Street, NW
Washington, DC 20005
Attention: Vice President of Multifamily Legal

Email: mf_mbb_legal_notice@fanniemae.com

(e)            Limitation of Fannie Mae’s Agency Consent. The parties hereto acknowledge that Fannie Mae’s Agency Consent is not and shall not extend to, be deemed to be or be construed as, Fannie Mae’s consent, approval, or acknowledgment to any amendment, waiver, modification, or other alteration to any of Section 9.12, Section 10.4(a), Section 11.7, the final paragraph of Section 13.1(a), the final paragraph of Section 13.2, and Section 13.26 of the Credit Agreement, or this Section 8.01 of this Agreement, or any other provision of the Credit Agreement, this Agreement, or any other Loan Document which references or relates to such Sections, or relates to or refers to Fannie Mae, the Fannie Mae Agreements, the Fannie Mae Program, or any right, obligation or other interest of any Credit Party under any Fannie Mae Agreements, which amendments or modifications shall be subject to the restrictions contained in this Agreement, the Credit Agreement (including, without limitation, the final paragraph of Section 13.2 of the Credit Agreement), and terms of the Fannie Mae Agreements.

Section 8.02           Special Freddie Mac Provisions. Notwithstanding any provision herein or any other Security Document to the contrary, and as further provided in Sections 10.4(b) and 11.8 of the Credit Agreement, the provisions of this Section 8.02 shall apply in all events with respect to: (i) the “Freddie Mac Collateral” (as defined below); (ii) the Specified Pledged Equity Interests and the Specified Ownership Interest Pledge thereof; (iii) the Specified Guarantee; and (iv) any other terms, conditions, notice requirements, limitations, covenants, and agreements with respect to the Freddie Mac Security Interest (as defined below). In providing its Agency Consent, it is hereby acknowledged that Freddie Mac is relying, and such Agency Consent by Freddie Mac is expressly conditioned, upon the terms and conditions set forth in this Section 8.02 and in Sections 9.12, 10.4(b), and 11.8 of the Credit Agreement. Subject to the foregoing, the Administrative Agent (on behalf of the Secured Parties) and each Credit Party expressly acknowledge and agree as follows:

(a)            Freddie Mac Security Interest in Freddie Mac Collateral.

(i)             Each Credit Party hereby reaffirms and confirms the security interest granted pursuant to the Existing Guarantee and Collateral Agreement and also grants to the Administrative Agent for the benefit of the Secured Parties, a security interest (the “Freddie Mac Security Interest”) in the following (the “Freddie Mac Collateral”) to secure payment and performance of the Secured Obligations: all servicing Income (including, without limitation, Ancillary Income and Servicing Fees) actually received, respectively, by such Credit Party with respect to the Freddie Mac Loans (the “Freddie Mac Designated Loans”) serviced at any time and from time to time under the respective Freddie Mac Servicing Contracts, together with any other Income received on account of payments made by a third party (other than Freddie Mac) thereunder (except to the extent that any such Income is required by contract or Applicable Law to be transferred or applied by such Credit Party to or for the benefit of any other Person). Notwithstanding any other provision of this Agreement or any other Loan Document, but not in limitation of the specified Income constituting the Freddie Mac Collateral, the Freddie Mac Collateral shall not include, and no Credit Party shall grant, and neither the Administrative Agent nor any Secured Party shall take or receive, any Lien on any Credit Party’s right, title or interest in or to any of the following: (i) any MSR Assets in respect of, arising from or relating to any Collateral Transaction Document or Servicing Contract that is a Freddie Mac Agreement; (ii) any Contract or Contract Rights consisting of, arising from or relating to any Freddie Mac Agreement; (iii) any Mortgage Loan (including, without limitation, any promissory note with respect thereto or any mortgaged property or other collateral therefor) that has been sold, transferred, committed, or pledged to or on behalf of Freddie Mac pursuant to any Freddie Mac Agreement; (iv) any Income related to any Freddie Mac Agreement or any Freddie Mac Loans other than (x) servicing Income (including, without limitation, Ancillary Income and Servicing Fees) arising from or related to any Freddie Mac Agreement or any Freddie Mac Loans or (y) Income received on account of payments made by a third party (other than Freddie Mac) thereunder (except to the extent that any such Income is required by contract or Applicable Law to be transferred or applied by such Credit Party to or for the benefit of any other Person); (v) books and records pertaining to any of the foregoing; (vi) any “accounts,” “chattel paper,” “commercial tort claims,” “documents,” “equipment,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “letter of credit rights,” or “securities accounts” (as each of those terms is defined in the UCC) related to any of the foregoing items (i) through (v); and (vii) any other assets or properties now owned or at any time hereafter acquired by any Credit Party or any Affiliate of a Credit Party that relate in any respect to the foregoing items (i) through (vi) (clauses (i) through (vii), collectively, the “Excluded Freddie Mac-Related Assets”). None of the Excluded Freddie Mac-Related Assets shall constitute Collateral hereunder. For the avoidance of doubt, and without limitation of any of the foregoing, the parties hereto acknowledge that all servicing rights pursuant to the Freddie Mac Servicing Contracts are property solely of Freddie Mac and are not the property of any Credit Party, and are not included within the Collateral hereunder. The Administrative Agent’s security interest in the Freddie Mac Collateral is subject and subordinate to all rights, remedies, powers and prerogatives of Freddie Mac under all Freddie Mac Agreements, including, without limitation, Freddie Mac’s right to terminate Credit Party’s selling and servicing rights with respect to the Freddie Mac Designated Loans as provided in the respective Freddie Mac Agreements. Without limiting the generality of the foregoing provisions, the Administrative Agent acknowledges that its security interest is subject to the rights of Freddie Mac under the Freddie Mac Agreements, and further acknowledges that Freddie Mac must approve the Administrative Agent’s security interest (with such approval, to the extent required by the terms hereof, being given by Freddie Mac in the Agency Consent provided by Freddie Mac to the Administrative Agent on or about the Closing Date).

(ii)            Each Credit Party authorizes the Administrative Agent to file such financing statements as the Administrative Agent deems reasonably necessary to perfect the Freddie Mac Security Interest in the Freddie Mac Collateral.

(iii)           Subject to Section 8.02(a)(i), each Credit Party hereby irrevocably appoints (which appointment is coupled with an interest) the Administrative Agent, or its delegate, as the attorney in fact of each such Credit Party, with the right (but not the duty) from time to time, following the occurrence and during the continuance of an Event of Default, to: (1) create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of such Credit Party, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Credit Party under this Section 8.02(a)(iii); (2) convert the Freddie Mac Collateral into cash, including, without limitation, through the sale (either public or private) of all or any portion or portions of the Freddie Mac Collateral (but not any of any of the Excluded Freddie Mac-Related Assets); (3) enforce collection of the Freddie Mac Collateral, either in its own name or in the name of any applicable Credit Party, including, without limitation, executing releases and prosecuting, defending, compromising or releasing any action relating to the Freddie Mac Collateral; (4) take such other actions as the Administrative Agent deems necessary or desirable in order to continue the perfection and priority of its security interest or to realize upon the Freddie Mac Collateral (the foregoing acts, remedies, and powers being referred to herein sometimes, singly and collectively, as “Enforcement Actions Respecting Freddie Mac Collateral”); and (5) to cause any applicable Credit Party to undertake and effect any Specified Sale of the Freddie Mac Program Assets as and when expressly provided under Section 8.02(b)(iv) below. The Administrative Agent shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if the Administrative Agent elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to any Credit Party or any other Person except for gross negligence, willful misconduct, or actual bad faith.

(iv)           Except in the case of a complete disposition of the Freddie Mac Agreements pursuant to a Specified Sale of Freddie Mac Program Assets that is expressly permitted under Section 8.02(b)(iv) hereof (and except for the Administrative Agent’s exercise of its rights and remedies hereunder with respect to the Freddie Mac Collateral), neither the Administrative Agent nor any other Secured Party shall cause WDLLC or WD Capital to sell, assign or otherwise transfer any of WDLLC or WD Capital’s respective rights, duties or obligations under, in or with respect to any of the Freddie Mac Agreements (including, without limitation, any servicing rights thereunder). Neither the Administrative Agent nor any other Secured Party has any right to service any Freddie Mac Loans or affect the manner in which WDLLC or WD Capital services any Freddie Mac Loans. Without limitation of the foregoing, so long as WDLLC and/or WD Capital is a servicer of Freddie Mac Loans, neither the Administrative Agent nor any other Secured Party shall take any action that impedes WDLLC or WD Capital from performing its respective servicing obligations with respect to such loans in strict compliance with the requirements under the Guide and all other applicable Freddie Mac Agreements. If the Administrative Agent or any other Secured Party under this Agreement or any other Loan Document exercises any rights or remedies with respect to any assets or properties of any Credit Party included within the Collateral (including, without limitation, any rights of a secured party to take possession of or sell any such assets or properties), unless and until there has been a complete disposition of the Freddie Mac Agreements pursuant to a Specified Sale of Freddie Mac Program Assets that is expressly permitted under Section 8.02(b)(iv) hereof, in exercising such rights and remedies, neither the Administrative Agent nor any other Secured party will take any action that could reasonably be expected to prevent WDLLC or WD Capital from continuing to perform its respective obligations under the Guide and the other Freddie Mac Agreements and continuing its respective operations relating thereto substantially as conducted prior to such exercise of remedies, without material change in processes, systems, or personnel in a manner that is reasonably likely to (i) have a material adverse effect on the performance by WDLLC or WD Capital of any of its respective duties or obligations under the Guide or any other Freddie Mac Agreement (including, without limitation, any duties and obligations with respect to servicing of Freddie Mac Loans) or (ii) cause WDLLC or WD Capital not to be an eligible Seller/Servicer under the Guide. For the avoidance of doubt, and without limitation of any of the foregoing, Freddie Mac shall have no obligation to comply with any directions of the Administrative Agent or any other Secured Party or to alter in any way servicing requirements, flows of funds, or accounting of servicing. WDLLC and WD Capital shall not, and not permit WDLLC or WD Capital to, pledge (or, except as may be expressly provided in the Credit Agreement, enter into (or agree to enter into) a Negative Pledge respecting) any of its respective servicing rights with respect to any of the Freddie Mac Loans to any other Person.

(v)            If Freddie Mac terminates any Credit Party’s respective servicing rights with respect to the Freddie Mac Designated Loans, the grant of the Freddie Mac Security Interest by such Credit Party hereunder will terminate automatically, and the Administrative Agent will release its Lien created by such Freddie Mac Security Interest and execute and file all necessary documents to reflect such release; provided, however, that no such termination (and no such release) shall relate to, or otherwise affect, (A) the Freddie Mac Security Interest granted by any other Credit Party or (B) the Freddie Mac Security Interest respecting Freddie Mac Collateral comprised of servicing Income then accrued or otherwise earned by such Credit Party through the date that Freddie Mac provides written notice to the Administrative Agent that such servicing rights of such Credit Party shall have been so terminated with respect to such Freddie Mac Designated Loans (which accrued and earned servicing Income shall in all events remain Freddie Mac Collateral), with such termination (and such release) relating only to servicing Income accruing or otherwise earned by such Credit Party from and after the date of such written notice of termination to the Administrative Agent.

(vi)           Upon the occurrence and during the continuance of an Event of Default for thirty (30) days or more, and the exercise by the Administrative Agent of its rights under Section 11.2 of the Credit Agreement, Article 5 hereof, and this Section 8.02, the Administrative Agent may: (A) direct that all servicing Income payable to any Credit Party with respect to the Freddie Mac Designated Loans be deposited into lockbox accounts held by the Administrative Agent; (B) in its own name, in the name of such Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Freddie Mac Collateral, but the Administrative Agent has no obligation to do so; and (C) exercise and enforce any or all rights and remedies with respect to the Freddie Mac Collateral available upon default to the Administrative Agent under the UCC, at law or in equity.

(vii)          Upon the occurrence and during the continuance of an Event of Default for thirty (30) days or more, the Administrative Agent or its designee is entitled to receive and collect all sums payable to any applicable Credit Party in respect of the Freddie Mac Collateral, and, in such case: (A) the Administrative Agent or its designee in its discretion may, in its own name, in the name of such Credit Party, or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Freddie Mac Collateral, but the Administrative Agent has no obligation to do so, (B) such Credit Party must, if the Administrative Agent requests it to do so, hold in trust for the benefit of the Secured Parties and immediately pay to the Administrative Agent at its office designated by notice, all amounts received by such Credit Party upon or in respect of any of the Freddie Mac Collateral, advising the Administrative Agent as to the source of those funds, and (C) all amounts so received and collected by the Administrative Agent will be held by it as part of the Freddie Mac Collateral.

(viii)         To the extent any amounts are received by the Administrative Agent pursuant to this Section 8.02, all rights any applicable Credit Party against any other Credit Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Secured Obligations.

(ix)            For the avoidance of doubt, and without limitation of the definition of “Excluded Freddie Mac-Related Assets,” the Administrative Agent confirms that, notwithstanding any provision in this Agreement or any other Loan Document to the contrary: “Excluded Accounts” hereunder include, without limitation, all custodial, clearing, suspense, escrow, or other accounts in which WDLLC or WD Capital, respectively, or any Affiliate of WDLLC or WD Capital deposits or holds funds received from borrowers under Freddie Mac Loans serviced by WDLLC or WD Capital, respectively, on behalf of Freddie Mac and any funds held in such accounts, and such Excluded Accounts are not, and shall not constitute, Collateral hereunder.

(x)            Upon the Administrative Agent’s request, each Credit Party shall provide the Administrative Agent with copies of any book and records expressly relating to Income comprising the Freddie Mac Collateral. However, for the avoidance of doubt, such books and records do not constitute Collateral hereunder, and in no event shall Freddie Mac’s access thereto be restricted in any respect.

(b)            Specified Pledged Equity Interest in WDLLC and WD Capital. With respect to the Specified Pledged Equity Interests and the Specified Ownership Interest Pledge thereof, the following provisions shall be applicable:

(i)             As used in this Section 8.02(b), “Credit Agreement Default” means the occurrence of an “Event of Default” under the Credit Agreement: (A) of which, except in the limited circumstance described below in this definition, the Administrative Agent has given Freddie Mac notice in accordance with Section 8.02(e) hereof (each such notice, a “Freddie Mac Notice of Default”), (B) if such Event of Default has occurred pursuant to Section 11.1(a) or (b) of the Credit Agreement, and no more than one (1) such Event of Default has occurred during the life of any Loan (i.e., if such an Event of Default occurs more than once, it shall be a Credit Agreement Default immediately hereunder), the Administrative Agent shall not have received payment of an amount equal to the amount the Borrower and the other Credit Parties failed to pay (including interest thereon at the rate provided in the Credit Agreement) that gave rise to such Event of Default within thirty (30) days after the applicable Freddie Mac Notice of Default, and (C) if such Event of Default has occurred under any other subsection of Section 11.1 of the Credit Agreement, other than Sections 11.1(h), (i), (j) or (k) of the Credit Agreement (the occurrence of any of such Events of Default constituting a Credit Agreement Default immediately hereunder upon the giving of the applicable Freddie Mac Notice of Default, and without such Freddie Mac Notice of Default if the Event of Default is under Section 11.1(i) or (j) of the Credit Agreement), unless (x) the Administrative Agent in good faith determines that, if the Event of Default would be susceptible of cure (if such cure was permitted beyond any cure period already provided in the Credit Agreement), (y) the cure of such Event of Default as a Credit Agreement Default hereunder shall have been commenced immediately upon the giving of the applicable Freddie Mac Notice of Default and been completed with thirty (30) days of such Freddie Mac Notice of Default or, if curable in a longer period not to exceed ninety (90) days, is so cured within such ninety (90) day period and such cure has been diligently pursued since the applicable Freddie Mac Notice of Default, and (z) no more than two (2) such Events of Default have occurred during the life of any Loan (i.e., if an Event of Default occurs under any one or more subsections of Section 11.1 of the Credit Agreement applicable under this clause (C) more than twice, it shall be a Credit Agreement Default immediately hereunder). Nothing herein shall be deemed to give the Borrower or any other Credit Party any grace, notice or cure periods or rights under the Credit Agreement or any other Loan Document other than as may already be set forth therein.

(ii)            Without limiting the provisions of Section 8.02(a), the Administrative Agent shall have the right, at any time after the occurrence and during the continuation of a Credit Agreement Default, in its discretion and without notice to the Borrower or any other Credit Party (but with notice to Freddie Mac), to transfer to or to register in the name of the Administrative Agent any or all of the Specified Pledged Equity Interests pursuant to the exercise of its rights and remedies hereunder on account of the Specified Ownership Interest Pledge; provided, that no such transfer or registration of Specified Pledged Equity Interests to or in name of the Administrative Agent may occur without the prior written consent of Freddie Mac (which consent may be granted or withheld in Freddie Mac’s sole and absolute discretion); provided, further, that if the Administrative Agent (or any designee of the Administrative Agent) has been approved in writing by Freddie Mac to acquire the Freddie Mac Program Assets as a result of any Specified Sale of Freddie Mac Program Assets pursuant to Section 8.02(b)(iv), through a Retention of Freddie Mac Program Assets or otherwise, Freddie Mac’s consent to transfer the Specified Pledged Equity to the Administrative Agent or such designee shall be deemed to have been granted. At any time following a transfer or registration of Specified Pledged Equity Interests to or in name of the Administrative Agent in accordance with the terms and conditions of the immediately preceding sentence, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Specified Pledged Equity Interests for certificates or instruments of smaller or larger denominations.

(iii)           Upon the occurrence and during the continuation of a Credit Agreement Default, upon written notice from the Administrative Agent to the Borrower and the other Credit Parties and to Freddie Mac, all rights of W&D Multifamily and WDLLC, respectively, to exercise the voting and other consensual rights which each would otherwise be entitled to exercise pursuant to Section 3.05(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; provided, that the Administrative Agent shall not exercise any such voting or other consensual rights without the prior written consent of Freddie Mac (which consent may be granted or withheld in Freddie Mac’s sole and absolute discretion).

(iv)           Upon the occurrence and during the continuation of a Credit Agreement Default, irrespective of whether any Specified Pledged Equity Interests have been transferred to or registered in the name of the Administrative Agent pursuant to Section 8.02(b)(ii) hereof, the Administrative Agent may cause any applicable Credit Party to (A) retain a nationally recognized firm that specializes in the sale of Freddie Mac selling and servicing rights and other assets that are used in or related to any Freddie Mac Program (collectively the “Freddie Mac Program Assets”) (which firm must be reasonably acceptable to the Administrative Agent) and (B) sell, transfer, or otherwise assign all of its respective rights, obligations, duties, and interests in and under the Freddie Mac Agreements to one or more then-current Freddie Mac Seller/Servicers within sixty (60) days of such notice from the Administrative Agent (with the actions set forth in clauses (A) and (B) of this clause (iv) being referred to herein as the “Specified Sale of Freddie Mac Program Assets”); provided, however, that no such Specified Sale of Freddie Mac Program Assets may occur without the prior written consent of Freddie Mac (which consent may be granted or withheld in Freddie Mac’s sole and absolute discretion); and provided, further, that, to the extent any of the Freddie Mac Agreements includes parties in addition to a Credit Party and Freddie Mac, any Specified Sale of Freddie Mac Program Assets, including any servicing rights, remains subject to satisfaction of the terms and conditions of such Freddie Mac Agreements and any other approvals required thereunder. Subject at all times to the consent rights of Freddie Mac in accordance with the terms hereof, JPMorgan (or any designee of JPMorgan approved in writing by Freddie Mac in its sole discretion) may seek approval from Freddie Mac: (i) to acquire Freddie Mac Program Assets as a result of any Specified Sale of Freddie Mac Program Assets and/or (ii) in connection with the realization of the Specified Pledged Equity Interests under the Specified Ownership Interest Pledge, to cause any applicable Credit Party to retain its respective Freddie Mac Program Assets as further provided in Section 8.02(b)(ii) (collectively, as may be applicable, “Retention of Freddie Mac Program Assets”).

(v)            Other than a transfer to the Administrative Agent in accordance with the terms and conditions of Section 8.02(b)(ii) or 8.02(b)(iv) hereof, no sale, assignment or other transfer of any Specified Pledged Equity Interests to any Person (including, without limitation, any sale, assignment or other transfer thereof by the Administrative Agent to any other Person following the Administrative Agent’s acquisition thereof in accordance with Section 8.02(b)(ii) or 8.02(b)(iv) hereof) may occur without the prior written consent of Freddie Mac, which consent may be granted or withheld in Freddie Mac’s sole and absolute discretion.

(vi)           Borrower and each other Credit Party acknowledge that: (i) any private sales of Specified Pledged Equity Interests (or otherwise on account of any Specified Sale of Freddie Mac Program Assets) may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Federal Securities Laws) and, notwithstanding such circumstances, the Borrower and each other Credit Party agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent and Secured Parties shall have no obligation to engage in public sales and no obligation to delay the sale of any Specified Pledged Equity Interest for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Federal Securities Laws or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

(vii)          For the avoidance of doubt, and notwithstanding anything in this Section 8.02 to the contrary: (A) as part of the Specified Sale of Freddie Mac Program Assets, as provided above, the Administrative Agent shall not be required to sell or otherwise transfer or dispose of the underlying Specified Pledged Equity Interests and (B) nothing in this Section 8.02 shall require any of the Administrative Agent or any Secured Party to utilize its own funds or credit in connection with the exercise of any rights and remedies hereunder; provided, that nothing in this clause (B) shall limit or otherwise modify or affect any duties, obligations, covenants or agreements of the Administrative Agent or any Secured Party pursuant to this Section 8.02.

(viii)         Notwithstanding anything to the contrary in this Section 8.02, if (A) the Specified Pledged Entities have satisfied all of their respective outstanding duties and obligations to Freddie Mac under the Freddie Mac Agreements, (B) the Freddie Mac Agreements have been terminated (or there has been a complete disposition of the Freddie Mac Agreements pursuant to a Specified Sale of Freddie Mac Program Assets that is expressly permitted under Section 8.02(b)(iv) hereof), and (C) the Specified Pledged Entities have ceased to be Seller/Servicers of Freddie Mac Loans (in each case, as determined by Freddie Mac in its sole and absolute discretion), then no other or further consent or approval from Freddie Mac shall thereafter be required with respect to any change in ownership of any Specified Pledged Entity.

(c)            Guaranties by WDLLC and WD Capital. With respect to the Specified Guarantees provided by the Specified Guarantors pursuant to Article 2 hereof, the following provision shall be applicable:

(i)             Without limiting the unlimited and unconditional nature of each Specified Guarantee (which shall remain unaffected by the provisions of this Section 8.02(c)), the Administrative Agent (on behalf of the Secured Parties) hereby acknowledges and agrees that, in exercising its rights, remedies, powers, privileges and discretions against Specified Guarantors, the Administrative Agent shall not (A) seek to obtain any collateral interest in any property or other asset of any Specified Guarantor that is included within the Excluded Freddie Mac-Related Assets or (B) take any action (or refrain from taking any action) in violation of or otherwise contrary to the provisions of Section 8.02(a) or Section 8.02(b) hereof (including, without limitation, any term or condition of Section 8.02(a)(iv); provided, however, that the foregoing shall not be deemed or construed to modify, limit, or waive the rights, remedies, powers, privileges, or discretions of the Administrative Agent: (1) pursuant to the provisions of Section 8.02(a) or Section 8.02(b) hereof, including, without limitation, with respect to the Enforcement Actions Respecting Freddie Mac Collateral or (2) with respect to any other Collateral under this Agreement not relating to the Freddie Mac Loans.

(d)            Freddie Mac Rights under Freddie Mac Agreements. Nothing in this Section 8.02 (or in any other provision hereof or of any other Loan Document) shall in any way limit, modify or otherwise affect in any respect Freddie Mac’s rights and remedies under the Freddie Mac Agreements (including, without limitation, the Guide) or limit or otherwise affect in any respect Freddie Mac’s ability to enforce such rights and remedies.

(e)            Notices to Freddie Mac. Notices and copies that are required to be delivered to Freddie Mac pursuant to the Credit Agreement, this Agreement, and any other applicable Loan Document shall be delivered to Freddie Mac at the following address:

Freddie Mac
Multifamily Division
8100 Jones Branch Drive
McLean, Virginia 22102
Attention: Vice President, Counterparty Risk Management

with a copy to:

Freddie Mac
Legal Division
8200 Jones Branch Drive
McLean, Virginia 22102
Attention: Vice President, Multifamily Real Estate

(f)             As further provided in Section 9.12 of the Credit Agreement and in Section 4.06(c) hereof, and for the avoidance of doubt, nothing in this Agreement or in any other Loan Document shall prohibit or otherwise limit any Credit Party from (i) amending, restating, supplementing, modifying or waiving any default by an underlying obligor or related to the servicing of an underlying mortgage loan under any Collateral Transaction Document if such prohibition or limitation could have a material adverse effect on the performance by any Credit Party of any of its duties or obligations under any of the Freddie Mac Agreements (including, without limitation, any duties and obligations with respect to servicing of Freddie Mac Loans); or (ii) consenting to or otherwise effecting or implementing any amendment, restatement, supplement or other modification to or of any Freddie Mac Agreement consistent with modifications generally applicable to the Freddie Mac Agreements or to a Freddie Mac Seller/Servicer, if such amendment, restatement, supplement or other modification is required or requested by Freddie Mac.

Section 8.03           Special Ginnie Mae Provisions. Notwithstanding any provision herein or any other Security Document to the contrary, and as further provided in Sections 10.4(c) and 11.9 of the Credit Agreement, the provisions of this Section 8.03 shall apply in all events with respect to: (i) the “Ginnie Mae Collateral”; and (ii) the other terms, conditions, notice requirements, limitations, and agreements with respect to the Ginnie Mae Security Interests granted to the Administrative Agent (for the benefit of the Secured Parties) in the “Ginnie Mae Collateral” relating to the “Ginnie Mae Designated Loans” under this Agreement and/or any other Security Document (as each of such quoted terms is defined below). In providing the Ginnie Mae Acknowledgment letter, it is hereby acknowledged that Ginnie Mae is relying upon the terms and conditions set forth in this Section 8.03 and in Sections 9.12, 10.4(c), and 11.9 of the Credit Agreement. In the event of any conflict between the provisions of this Section 8.03 and the provisions of any other Loan Document or any other provision of this Agreement, the provisions of this Section 8.03 shall control. Subject to the foregoing, the Administrative Agent (on behalf of the Secured Parties) and each Credit Party expressly acknowledge and agree that notwithstanding anything contained herein, with regard to the mortgage servicing rights and mortgage servicing income for all Ginnie Mae Mortgage Loans, the following provisions shall apply and all other provisions contained herein shall be subject to and subordinate to these.

(a)            Each Credit Party hereby reaffirms and confirms the security interest granted pursuant to the existing Guarantee and Collateral Agreement and also grants to the Administrative Agent for the benefit of the Secured Parties, a security interest (the “Ginnie Mae Security Interest”) in the following (the “Ginnie Mae Collateral”) to secure payment and performance of the Secured Obligations: all servicing Income (including, without limitation, Ancillary Income and Servicing Fees) actually received by any Credit Party with respect to the Mortgage Loans (the “Ginnie Mae Designated Loans”) serviced at any time and from time to time under the Ginnie Mae Agreements, together with other Income received on account of payments made by a third party (other than Ginnie Mae) thereunder minus the Ginnie Mae guarantee fee and minus all required payments to all investors of the applicable mortgage-backed securities that the Ginnie Mae Designated Loans are securing, all as and to the extent provided in the Ginnie Mae Agreements. Specifically, Ginnie Mae Collateral does not include (i) the Ginnie Mae Agreements, (ii) MSR Assets related to the Ginnie Mae Agreements, or any other income related to the Ginnie Mae Designated Loans, or (iii) the escrow accounts relating to those Ginnie Mae Designated Loans or any payments held in a clearing account made pursuant to the Ginnie Mae Designated Loans. For avoidance of doubt, the Borrower is entitled to servicing Income only as so long as it maintains Issuer status (as defined in the Ginnie Mae Guide), upon such loss the Secured Parties’ rights to any servicing Income also terminate, and the pledge or other encumbrance of rights to servicing Income conveys no rights (such as a right to become a substitute servicer or Issuer (as defined in the Ginnie Mae Guide)) that is not specifically provided for in the Ginnie Mae Guide. Any security interest of the Administrative Agent and any that any other party hereto shall have in the Ginnie Mae Designated Loans is expressly subject and subordinate to all rights, remedies, powers and prerogatives of Ginnie Mae under the Ginnie Mae Guaranty Agreement, the Ginnie Mae Guide, and all other Ginnie Mae Agreements or contracts, including Ginnie Mae’s right to terminate the Ginnie Mae issuer’s rights with respect to the Ginnie Mae Designated Loans as provided in the Ginnie Mae Agreements and as further provided herein. Without limiting the generality of the foregoing provisions, the Administrative Agent acknowledges that its security interest and any rights that it shall have under the Credit Agreement and/or this Agreement is subject to the rights of Ginnie Mae under the Ginnie Mae Guaranty Agreements, the Ginnie Mae Guides, and other Ginnie Mae Agreements, as applicable, including without limitation, Ginnie Mae’s right to extinguish any interest of the applicable Credit Parties in the Ginnie Mae Designated Loans without compensation or offset and within Ginnie Mae’s absolute and sole discretion.

(b)            Each Credit Party authorizes the Administrative Agent to file such financing statements as the Administrative Agent deems reasonably necessary to perfect the Ginnie Mae Security Interest in the Ginnie Mae Collateral. Each Credit Party represents, warrants and covenants that (1) pursuant to the Ginnie Mae Guide and Applicable Law, an Agency Consent or other agreement acknowledging and consenting to any Loan or entering into any Credit Facility on the terms set forth in the Credit Agreement, the Guarantee and Collateral Agreement, and the other Loan Documents is not required with respect to any Ginnie Mae Agreement, (2) it will notify its Account Executive (as defined in the Ginnie Mae Guide) about this transaction via email no later than 15 Business Days after the date hereof and (3) as of the date hereof, no mortgages relating to any Ginnie Mae Agreement are registered with MERS (as defined in the Ginnie Mae Guide) and it will provide prompt written notice to the Administrative Agent in the event any mortgages relating to any Ginnie Mae Agreement are registered with MERS and shall cause MERS to enter the pledge on the MERS system and will obtain any necessary approvals of Ginnie Mae with respect thereto.

(c)            To the extent that Ginnie Mae Designated Loans remain subject to the Ginnie Mae Agreements, the applicable Credit Party will remain the servicer of the Ginnie Mae Designated Loans and will continue to service the Ginnie Mae Designated Loans in accordance with Ginnie Mae requirements. Such Credit Party shall not pledge (or, except as may be expressly provided in the Credit Agreement, enter into (or agree to enter into) any Negative Pledge respecting) any of its servicing rights with respect to the Ginnie Mae Designated Loans.

(d)            The Administrative Agent has no right to service the Ginnie Mae Designated Loans or affect the manner in which any applicable Credit Party services the Ginnie Mae Designated Loans. If Ginnie Mae terminates any Credit Party’s servicing rights with respect to the Ginnie Mae Designated Loans, this pledge will terminate automatically as to the Ginnie Mae Collateral granted by such Credit Party, and the Administrative Agent will release its Lien created by such pledge and execute and file all necessary documents to reflect such release; provided, however, that no such termination (and no such release) shall relate to, or otherwise affect, (A) the Ginnie Mae Security Interest granted by any other Credit Party or (B) the Ginnie Mae Security Interest respecting Ginnie Mae Collateral comprised of servicing Income then accrued or otherwise earned by such Credit Party through the date that Ginnie Mae so terminates the servicing rights of such Credit Party with respect to such Ginnie Mae Designated Loans (which accrued and earned servicing Income through such date of termination by Ginnie Mae shall in all events remain Ginnie Mae Collateral), with such termination (and such release) relating only to servicing Income accruing or otherwise earned by such Credit Party from the date of such termination by Ginnie Mae. The Credit Parties shall provide the Administrative Agent with immediate written notice of any such termination by Ginnie Mae but the Credit Parties’ failure to do so shall not affect the terms of this paragraph or Ginnie Mae’s rights with respect to the Ginnie Mae Designated Loans.

(e)            Upon the occurrence and during the continuance of an Event of Default for thirty (30) days or more, and the exercise by the Administrative Agent of its rights under Section 11.2 of the Credit Agreement, Article 5 hereof, and this Section 8.03, the Administrative Agent may: (i) direct that all servicing fees (minus the Ginnie Mae guarantee fee and minus all required payments to all investors of the applicable mortgage-backed securities that the Ginnie Mae Designated Loans are securing) made payable to any Credit Party with respect to the Ginnie Mae Designated Loans be deposited into lockbox accounts held by the Administrative Agent; (ii) in its own name, in the name of such Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Ginnie Mae Collateral, but the Administrative Agent has no obligation to do so; (iii) by written notice to such Credit Party, direct any Credit Party to sell the servicing rights to the Ginnie Mae Designated Loans (in which event such Credit Party shall (x) retain a nationally recognized firm that specializes in the sale of Ginnie Mae servicing rights (collectively, the “Ginnie Mae Program Assets”) (which firm must be reasonably acceptable to the Administrative Agent) and (y) sell the servicing rights to the Ginnie Mae Designated Loans to another Ginnie Mae lender/servicer within sixty (60) days of such notice from the Administrative Agent) (with the actions set forth in this clause (iii) being referred to herein as the “Specified Sale of Ginnie Mae Program Assets”); and (iv) exercise and enforce any or all rights and remedies available upon default to the Administrative Agent under the UCC, at law or in equity. Any sale of the Ginnie Mae Collateral must and shall be subject to Ginnie Mae’s written approval. All proceeds of such sale will be applied first to the expenses of the sale, then to any amounts due to Ginnie Mae from such Credit Party under the Servicing Contracts sold, and then to the outstanding balance of the Secured Obligations (as provided in Section 11.4 of the Credit Agreement), with any remaining balance remitted to the Borrower. Ginnie Mae shall have no obligation to comply with any directions of the Administrative Agent or to alter in any way servicing requirements, flows of funds, or accounting of servicing of the Ginnie Mae Designated Loans. Subject at all times to the consent rights of Ginnie Mae in accordance with the terms hereof, JPMorgan (or any designee of JPMorgan approved in writing by Ginnie Mae in its sole discretion) may seek approval from Ginnie Mae to acquire Ginnie Mae Program Assets as a result of any Specified Sale of Ginnie Mae Program Assets.

(f)             Upon the occurrence and during the continuance of an Event of Default for thirty (30) days or more, the Administrative Agent or its designee is entitled to receive and collect all sums payable to any applicable Credit Party in respect of the Ginnie Mae Collateral, and, in such case (i) the Administrative Agent or its designee in its discretion may, in its own name, in the name of such Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Ginnie Mae Collateral, but the Administrative Agent has no obligation to do so, (ii) such Credit Party must, if the Administrative Agent requests it to do so, hold in trust for the benefit of the Secured Parties and immediately pay to the Administrative Agent at its office designated by notice, all amounts received by such Credit Party upon or in respect of any of the Ginnie Mae Collateral, advising the Administrative Agent as to the source of those funds and (iii) all amounts so received and collected by the Administrative Agent will be held by it as part of the Ginnie Mae Collateral.

(g)            To the extent any amounts are received by the Administrative Agent pursuant to this Section 8.03, all rights of any applicable Credit Party against any other Credit Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Secured Obligations.

(h)            For the avoidance of doubt, and notwithstanding anything in this Section 8.03 to the contrary, nothing in this Section 8.03 shall require any of the Administrative Agent or any Secured Party to utilize its own funds or credit in connection with the exercise of any rights and remedies hereunder; provided, that nothing in this clause (h) shall limit or otherwise modify or affect any duties, obligations, covenants or agreements of the Administrative Agent or any Secured Party pursuant to this Section 8.03.

(i)             Notices and copies required by this Section 8.03 to be delivered to Ginnie Mae pursuant to the Credit Agreement, this Agreement and any other applicable Loan Document shall be delivered to Ginnie Mae at the following address:

Government National Mortgage Association
451 Seventh Street, S.W., Rm. B-133
Washington, DC 20410
Attn: Senior Vice President, Office of Mortgage-Backed Securities
Facsimile: (202) 485-0232

(j)             Each of the Administrative Agent, and each Credit Party acknowledge that the Ginnie Mae Designated Loans remain the property of Ginnie Mae and the Administrative Agent and each Credit Party agree that no loan data containing personally identifiable information shall be released to any third party pursuant to Section 8.13 of the Credit Agreement or any other Section hereunder or thereunder, or pursuant to any subpoena or court order, without the express written consent of Ginnie Mae.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.

WALKER & DUNLOP, INC., as Borrower

By:	/s/ Gregory A. Florkowski
	Name:	Gregory A. Florkowski
	Title:	Executive Vice President & Chief Financial Officer

WALKER & DUNLOP MULTIFAMILY, INC., as a Subsidiary Guarantor

By:	/s/ Gregory A. Florkowski
	Name:	Gregory A. Florkowski
	Title:	Executive Vice President & Chief Financial Officer

WALKER & DUNLOP, LLC, as a Subsidiary Guarantor

By:	/s/ Gregory A. Florkowski
	Name:	Gregory A. Florkowski
	Title:	Executive Vice President & Chief Financial Officer

WALKER & DUNLOP CAPITAL, LLC, as a Subsidiary Guarantor

By:	/s/ Gregory A. Florkowski
	Name:	Gregory A. Florkowski
	Title:	Executive Vice President & Chief Financial Officer

W&D BE, INC., as a Subsidiary Guarantor

By:	/s/ Gregory A. Florkowski
	Name:	Gregory A. Florkowski
	Title:	Executive Vice President & Chief Financial Officer

Walker & Dunlop, Inc.
Amended and Restated Guarantee and Collateral Agreement
Signature Page

WALKER & DUNLOP INVESTMENT SALES, LLC, as a Subsidiary Guarantor

By: WALKER & DUNLOP, INC., as Manager

By:	/s/ Gregory A. Florkowski
	Name:	Gregory A. Florkowski
	Title:	Executive Vice President & Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Neil Laird Troeger
	Name:	Neil Laird Troeger
	Title:	Authorized Signatory

Walker & Dunlop, Inc.
Amended and Restated Guarantee and Collateral Agreement
Signature Page